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Filed Pursuant to Rule 424(b)(5)
Commission File No. 333-113353

PROSPECTUS SUPPLEMENT
(to Prospectus dated April 21, 2004)

Allos Therapeutics, Inc.

2,714,932 Shares of Series A Exchangeable Preferred Stock

We are offering up to 2,714,932 shares of our Series A Exchangeable Preferred Stock ("Exchangeable Preferred") to Warburg Pincus Private Equity VIII, L.P. ("Warburg") and one or more selected institutional investors, pursuant to this prospectus supplement and the accompanying prospectus and pursuant to the terms and conditions of a Securities Purchase Agreement to be entered into between us and the purchasers of Exchangeable Preferred hereunder. We are not listing the Exchangeable Preferred on an exchange or any trading system and we do not expect that a trading market for the Exchangeable Preferred will develop.

If holders of our common stock approve the exchange of the Exchangeable Preferred on or before the fifteen month anniversary of the initial closing of the sale of Exchangeable Preferred hereunder, each share of Exchangeable Preferred will automatically be exchanged for ten shares of our common stock (subject to certain adjustments), assuming any required approvals under antitrust laws have been obtained. Our common stock is listed on the Nasdaq National Market under the symbol "ALTH." Dividends on each share of Exchangeable Preferred will be cumulative starting one year from the date of original issuance of such share, accrued at an annual rate of 10% of the purchase price per share, compounded quarterly, and payable when such share is exchanged for shares of common stock, when such share is redeemed by us, upon a liquidation or change in control or otherwise when and as declared by our Board of Directors. If the Exchangeable Preferred remains outstanding on the later of the four year anniversary of the initial closing of the sale of Exchangeable Preferred or thirty days after we publicly announce the results of our ENRICH clinical trial, we may elect to redeem all shares of Exchangeable Preferred and all accrued and unpaid dividends for cash or holders of a majority of the outstanding shares of Exchangeable Preferred may cause us to redeem all shares of Exchangeable Preferred and all accrued and unpaid dividends for cash. Shares of Exchangeable Preferred will generally have no voting rights, except as required by law and except that the consent of holders of a majority of the outstanding Exchangeable Preferred will be required to amend the terms of the Exchangeable Preferred. The Exchangeable Preferred will be senior in ranking to our common stock and any other class or series of our equity securities with respect to the payment of dividends and the distribution of assets in the event of our liquidation, dissolution, winding up or consummation of a change in control transaction.

Investing in the Exchangeable Preferred involves risks. See "Risk Factors" beginning on page S-8.

	Per Share	Total
Offering price	$22.10	$59,999,997
Placement agent fees for Warburg purchase	$1.105	$2,500,000
Placement agent fees for issuance to others	$0.55	$250,000
Proceeds, before expenses, to us	$21.09	$57,249,997

We have engaged Needham & Company, Inc. as our exclusive placement agent in connection with the shares offered by this prospectus supplement. The placement agent is not purchasing or selling any of these shares nor is it required to sell any specific number or dollar amount of shares. At any time on or before March 8, 2005, we may sell up to the balance of the authorized shares of Exchangeable Preferred not sold to Warburg at the initial closing to not more than three institutional investors that each own at least 4% of our outstanding common stock as of the date of this prospectus supplement, subject to certain limitations on the amount of Exchangeable Preferred each institutional investor is entitled to purchase. The offering will end on or prior to March 8, 2005. Because there is no minimum offering amount required as a condition to closing in this offering, the actual offering amount, placement agent's fees and net proceeds to us in this offering are not presently determinable and may be less than the total maximum offering amounts set forth above.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities, or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. It is illegal for any person to tell you otherwise.

Needham & Company, Inc.

As Placement Agent

The date of this prospectus supplement is March 2, 2005.

Prospectus Supplement
About This Prospectus Supplement
Prospectus Supplement Summary
Risk Factors
Forward-Looking Statements
Use of Proceeds
Determination of Offering Price
Dilution
Plan of Distribution
Description of Series A Exchangeable Preferred Stock
Legal Matters
Where You Can Find More Information

Prospectus
About This Prospectus
Summary
Risk Factors
Forward-Looking Information
Financial Ratios
Use of Proceeds
Description of Capital Stock
Description of Depositary Shares
Description of Debt Securities
Description of Warrants
Legal Ownership of Securities
Plan of Distribution
Legal Matters
Experts
Where You Can Find More Information

        You should rely only on the information contained in this prospectus supplement and contained, or incorporated herein by reference, in the accompanying prospectus. We have not authorized anyone to provide you with information that is different. We are offering to sell, and seeking offers to buy, shares of Exchangeable Preferred only in jurisdictions where offers and sales are permitted. The information contained, or incorporated by reference, in this prospectus supplement and contained, or incorporated herein by reference, in the accompanying prospectus is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus, or of any sale of the Exchangeable Preferred.

ABOUT THIS PROSPECTUS SUPPLEMENT

        Unless stated otherwise, references in this prospectus supplement and the accompanying prospectus to "Allos," "we," "us," or "our" refer to Allos Therapeutics, Inc., a Delaware corporation.

        This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference therein, on the other hand, you should rely on the information in this prospectus supplement. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents we have referred you to in the section entitled "Where You Can Find More Information" below in this prospectus supplement.

        Allos Therapeutics, Inc., the Allos Therapeutics, Inc. logo, EFAPROXYN™ (efaproxiral), formerly known as RSR13, and all other Allos names are trademarks of Allos Therapeutics, Inc. in the United States and in other selected countries. All other brand names or trademarks appearing in this prospectus supplement and accompanying prospectus are the property of their respective holders. EFAPROXYN is registered in European countries under the trade name REVAPROXYN. Each reference to EFAPROXYN appearing in this prospectus supplement and accompanying prospectus shall encompass REVAPROXYN, where applicable.

PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights information contained in other parts of this prospectus supplement and the accompanying prospectus. Because it is a summary, it does not contain all of the information that you should consider before investing in the shares. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the "Risk Factors," and the financial statements and other information incorporated by reference in this prospectus supplement and the accompanying prospectus.

Allos Therapeutics

        We are a biopharmaceutical company that is focused on developing and commercializing innovative small molecule drugs for improving cancer treatments. Small molecule drugs, in general, are non-protein products produced by chemical synthesis rather than biological methods. We strive to develop drugs that improve the treatment of cancer and enhance the power of current therapies. Our goal is to build a profitable company by generating income from products we develop and commercialize, either alone or together with one or more potential strategic partners. Our focus is on product opportunities that leverage our internal clinical development and regulatory expertise and address important medical markets. We endeavor to grow our existing portfolio of product candidates through ongoing product acquisition and in-licensing efforts.

        We have never generated any revenue from product sales and have experienced significant net losses since our inception in 1992. We have incurred these losses principally from costs incurred in our research and development programs and from our general and administrative expenses. We expect to continue incurring net losses for the foreseeable future. The presence and size of these potential net losses will depend, in large part, on if and when we obtain regulatory approval in the United States or Europe to market our lead product candidate, EFAPROXYN™ (efaproxiral), as an adjunct to radiation therapy for the treatment of brain metastases originating from breast cancer. Our ability to generate revenue and achieve profitability is dependent on our ability, alone or with partners, to successfully complete the development of our product candidates, conduct clinical trials, obtain the necessary regulatory approvals, and manufacture and market our product candidates.

        We have three product candidates that are currently under development, EFAPROXYN™ (efaproxiral), formerly known as RSR13, PDX (pralatrexate) and RH1.

  •
  EFAPROXYN is the first synthetic small molecule designed to sensitize hypoxic, or oxygen-deprived, areas of tumors during radiation therapy by facilitating the release of oxygen from hemoglobin, the oxygen-carrying protein contained within red blood cells, and increasing the level of oxygen in tumors. The presence of oxygen in tumors is an essential element for the effectiveness of radiation therapy. By increasing tumor oxygenation, we believe EFAPROXYN has the potential to enhance the efficacy of standard radiation therapy.

    In December 2003, we submitted a New Drug Application, or NDA, to the United States Food and Drug Administration, or FDA, for approval to market EFAPROXYN in the United States for the treatment of patients with brain metastases originating from breast cancer. Following review of our NDA, in June 2004, the FDA issued an "approvable letter" in which it indicated that before the NDA may be approved, it will be necessary for us to successfully complete our ongoing Phase 3 clinical trial of EFAPROXYN in patients with brain metastases originating from breast cancer and submit the results as a NDA amendment for the FDA's review. In the letter, the FDA stated, "if the study shows effectiveness in this population (increased survival) using the pre specified analysis, and the study is otherwise satisfactory, we believe it would, together with the subset result in the (previously completed) RT-009 (trial), support approval."

    The ongoing Phase 3 trial referenced in the FDA's approvable letter was initiated in February 2004. This pivotal Phase 3 trial, which is called ENRICH (ENhancing whole brain Radiation therapy In patients with breast Cancer and Hypoxic brain metastases), will seek to enroll approximately 360 patients at up to 125 cancer centers across North America, Europe and South America. The primary endpoint of the trial will measure the difference in survival rates between patients receiving whole brain radiation therapy, or WBRT, plus supplemental oxygen with or without EFAPROXYN. We currently anticipate that enrollment in the trial will be completed during the second half of 2006.

    In June 2004, we filed a Marketing Authorization Application, or MAA, with the European Medicines Agency, or EMEA, for approval to market EFAPROXYN in Europe as an adjunct to whole brain radiation therapy for the treatment of patients with brain metastases originating from breast cancer. The MAA was filed under the EMEA's centralized procedure, which is used when marketing authorization is applied for in all EMEA member states simultaneously. In October 2004, we received the EMEA's Day 120 List of Questions relating to the MAA, to which we must respond by April 2005.

    In August 2004, the FDA awarded orphan drug status to EFAPROXYN for use as an adjunct to whole brain radiation therapy for the treatment of brain metastases in patients with breast cancer. The FDA may award orphan drug designation to drugs that target conditions affecting 200,000 or fewer U.S. patients per year and provide a significant therapeutic advantage over existing treatments. The orphan drug designation provides for U.S. marketing exclusivity for seven years following marketing approval by the FDA.

    In addition to the Phase 3 ENRICH trial, other current clinical trials involving EFAPROXYN include (i) a Phase 1 clinical trial in patients with locally advanced non-small cell lung cancer, or NSCLC, receiving concurrent chemoradiotherapy (chemotherapy and radiation therapy administered at the same time) in combination with EFAPROXYN, (ii) a Phase 1b/2 clinical trial of EFAPROXYN for patients with locally advanced cancer of the cervix receiving chemotherapy and radiation therapy, and (iii) a Phase 1b/2 study evaluating the safety and efficacy of EFAPROXYN administered with BCNU (carmustine) chemotherapy for the treatment of recurrent malignant glioma, a type of primary brain cancer.

  •
  PDX is a small molecule chemotherapeutic agent, that inhibits dihydrofolate reductase, or DHFR, a folic acid (folate)-dependent enzyme involved in the building of nucleic acid, or DNA, and other processes. Preclinical data suggests that PDX has an enhanced potency and cytotoxicity profile relative to methotrexate and other related DHFR inhibitors. Drugs that inhibit DHFR, such as methotrexate, were among the first antifolate chemotherapeutic agents discovered. Methotrexate remains one of the most widely applied antifolate chemotherapeutics and has been used to treat leukemia, breast, bladder, gastric, esophageal, head, and neck cancers.

    Current clinical trials involving PDX include (i) a Phase 1/2 single-agent study in patients with non-Hodgkin's lymphoma, (ii) a Phase 1 combination study with docetaxel in patients with advanced cancer, including NSCLC, and (iii) a Phase 1 single-agent study to determine the maximum tolerated dose of PDX in patients with NSCLC.

  •
  RH1 is a small molecule chemotherapeutic agent that is bioactivated by the enzyme DT-diaphorase, or DTD, which is over-expressed in many tumors relative to normal tissue, including lung, colon, breast and liver tumors. Because RH1 is bioactivated in the presence of DTD, it has the potential to provide targeted drug delivery to these tumor types while limiting the toxicity to normal tissue. RH1 has undergone in vivo efficacy testing by the Developmental Therapeutics Program of the National Cancer Institute and has demonstrated significant activity in both NSCLC and ovarian xenograft models.

    RH1 is currently being evaluated in patients with advanced solid tumors refractory to other chemotherapy regimens in an open label, Phase 1 dose escalation study to test the safety, tolerability and pharmacokinetics of escalating doses of RH1.

Corporate Information

        We are a Delaware corporation with our principal executive offices located at 11080 CirclePoint Road, Suite 200, Westminster, Colorado 80020. Our telephone number is (303) 426-6262. Our web site is located at www.allos.com. We have not incorporated by reference into this prospectus supplement or the accompanying prospectus the information on our website, and you should not consider it to be a part of this document. Our web site address is included in this document as an inactive textual reference only.

The Offering

        The following is a brief summary of certain terms of this offering. For a more complete description of the terms of the Series A Exchangeable Preferred Stock, see "Description of the Series A Exchangeable Preferred Stock" in this prospectus supplement and "Description of Capital Stock" in the accompanying prospectus.

Series A Exchangeable Preferred Stock Offered:	We are offering up to 2,714,932 shares of our Series A Exchangeable Preferred Stock ("Exchangeable Preferred") to selected institutional investors at a negotiated purchase price of $22.10 per share.
Initial Closing:
We anticipate that the initial closing of the sale of 2,262,443 shares of Exchangeable Preferred to Warburg Pincus Private Equity VIII, L.P. ("Warburg") will occur on March 4, 2005. At any time on or before March 8, 2005, we may sell up to the balance of the authorized shares of Exchangeable Preferred not sold to Warburg at the initial closing to not more than three institutional investors that each own at least 4% of our outstanding common stock as of the date of this prospectus supplement, subject to certain limitations on the amount of Exchangeable Preferred each institutional investor is entitled to purchase. See "Plan of Distribution" for more information concerning the amount of Exchangeable Preferred each such institutional investor is eligible to purchase.
Dividends:
Dividends on each share of Exchangeable Preferred will be cumulative starting one year from the date of original issuance of such share, accrued at an annual rate of 10% of the purchase price per share, compounded quarterly. Any accumulated and unpaid dividends shall be payable when such share is exchanged for shares of common stock, when such share is redeemed by us, upon a liquidation or change in control or otherwise when and as declared by our Board of Directors. Except as described in "Description of Series A Exchangeable Preferred Stock—Dividends", such dividends may be paid in cash or paid in-kind, at our discretion.
Exchange:
Subject to the approval, on or prior to the fifteen month anniversary of the initial closing of the sale of Exchangeable Preferred hereunder, of holders of our common stock as required by applicable rules of the Nasdaq National Market, each share of Exchangeable Preferred shall be exchangeable for ten shares of common stock (subject to appropriate adjustment in the event of any stock split, stock dividend and the like affecting our common stock). If such approval is obtained and any required approvals under antitrust laws are obtained within the same time frame, each share of Exchangeable Preferred will automatically be exchanged for shares of our common stock upon the later of the receipt of such stockholder approval or antitrust clearance. Our common stock is listed on the Nasdaq National Market under the symbol "ALTH."
Holder Demanded Redemption:
If the Exchangeable Preferred remains outstanding on the later of the four year anniversary of the initial closing of the sale of Exchangeable Preferred hereunder or thirty days after we publicly announce the results of ENRICH, our Phase 3 clinical trial of EFAPROXYN in patients with brain metastases originating from breast cancer, holders of a majority of the outstanding shares of Exchangeable Preferred may cause us, at any time thereafter, to redeem all shares of Exchangeable Preferred for cash in a per share amount equal to the greater of the purchase price per share plus any accrued and unpaid dividends through the date of redemption or ten times the 20-day trailing average closing price of our common stock on Nasdaq preceding the date of redemption.
Company Option Redemption:
If the Exchangeable Preferred remains outstanding, we may not redeem the Exchangeable Preferred prior to the later of the four year anniversary of the initial closing of the sale of Exchangeable Preferred hereunder or thirty days after we publicly announce the results of ENRICH, our Phase 3 clinical trial of EFAPROXYN in patients with brain metastases originating from breast cancer. After such time, we may elect to redeem all shares of Exchangeable Preferred for cash in a per share amount equal to the price determined in the same manner as calculated for a redemption demanded by holders of Exchangeable Preferred.
Liquidation Preference:
If we liquidate, dissolve or wind up, holders of Exchangeable Preferred will have the right to receive an amount per share equal to the price determined in the same manner as calculated for a redemption demanded by holders of Exchangeable Preferred, before any payments are made to the holders of our common stock and any other capital stock ranking junior to the Exchangeable Preferred as to liquidation rights. If we consummate a change in control transaction, holders of Exchangeable Preferred will have the right to receive an amount per share equal to the greater of the purchase price per share of the Exchangeable Preferred plus any accrued and unpaid dividends through the date of such change in control or ten times the fair market value of the consideration per share of common stock received by each holder of our common stock in the change in control transaction.
Ranking:
The Exchangeable Preferred will rank senior to our common stock and any other class or series of our equity securities with respect to the payment of dividends and the distribution of assets in the event of our liquidation, dissolution, winding up or consummation of a change in control transaction.
Voting Rights:
Shares of Exchangeable Preferred will generally have no voting rights, except as required by law and except that the consent of holders of a majority of the outstanding Exchangeable Preferred will be required to amend the terms of the Exchangeable Preferred.
Subscription Rights:
Pursuant to a Securities Purchase Agreement to be entered into between us and the purchasers of Exchangeable Preferred hereunder, Warburg will have subscription rights based on its ownership of outstanding common stock in respect of any future issuance by us of our equity securities, subject to certain exceptions, so long as it holds at least 2/3rds of the aggregate number of shares of Exchangeable Preferred sold to Warburg pursuant to this prospectus supplement (or 2/3rds of the aggregate number of shares of common stock issued to it upon exchange of Exchangeable Preferred, in the event the exchange of Exchangeable Preferred for shares of common stock has occurred).
Registration Rights:
Pursuant to a Registration Rights Agreement to be entered into between us and the purchasers of Exchangeable Preferred hereunder, beginning on the second anniversary of the initial closing of the sale of Exchangeable Preferred hereunder, the purchasers of Exchangeable Preferred will be entitled to certain registration rights with respect to the shares of common stock, if any, issued upon exchange of the Exchangeable Preferred.
Board Rights:
Pursuant to a Securities Purchase Agreement to be entered into between us and the purchasers of Exchangeable Preferred hereunder, Warburg will have the right to designate up to two members for election to our board of directors, so long as it maintains certain thresholds of ownership of the shares of Exchangeable Preferred (or common stock issued upon exchange of Exchangeable Preferred) purchased by it in this offering.
Standstill and Voting Agreement:
In connection with its purchase of Exchangeable Preferred hereunder, Warburg will enter into a standstill agreement agreeing not to pursue, for four years, certain activities the purpose or effect of which may be to change or influence the control of Allos. In addition, with respect to any vote to elect or remove our directors, Warburg and its affiliates will agree to vote any shares of our common stock owned by Warburg and its affiliates in excess of 33% of our total outstanding common stock either as recommended by our board of directors or in the same proportion with the votes of shares of all other common stock voted in such election, at Warburg's option.
Rights Agreement Amendment
Because Warburg will, in the event its shares of Exchangeable Preferred are exchanged for shares of common stock, own a substantial percentage of the Company's outstanding capital stock, we intend to amend our Rights Agreement with Mellon Investor Services LLC, dated May 2003 (the "Rights Agreement"), to provide that Warburg and its affiliates will be exempt from the Rights Agreement, unless Warburg and its affiliates become, without our prior consent, the beneficial owner of more than 44% of our common stock, calculated as if all shares of Exchangeable Preferred (and including any accrued dividends thereon) have been exchanged for common stock as of immediately following the original issuance of the Exchangeable Preferred.
Exchangeable Preferred Listing:	We are not listing the Exchangeable Preferred on an exchange or any trading system and we do not expect that a trading market for the Exchangeable Preferred will develop.
Use of Proceeds:	We intend to use the net proceeds of this offering for research and development (including ongoing and future clinical trials), working capital and general corporate purposes.

RISK FACTORS

        Our business faces significant risks. These risks include those described below and may include additional risks of which we are not currently aware or which we currently do not believe are material. If any of the events or circumstances described in the following risk factors actually occurs, our business, financial condition and results of operations could be materially adversely affected. These risks should be read in conjunction with the other information set forth or incorporated by reference in this prospectus supplement and the accompanying prospectus.

Risks Relating to Our Business

We have a history of net losses and an accumulated deficit, and we may never achieve or maintain revenue or profitability in the future.

        We have never generated revenue from product sales, and we have experienced significant net losses since our inception in 1992. To date, we have financed our operations primarily through the private sale of securities and our initial public offering of common stock in March 2000. For the years ended December 31, 2002 and 2003, we had net losses of $25.8 million and $23.1 million, respectively, and for the nine months ended September 30, 2004, we had net losses of $16.9 million. As of September 30, 2004, we had an accumulated deficit of $152.6 million. We have incurred these losses principally from costs incurred in our research and development programs and from our general and administrative costs. We expect to continue incurring net losses for the foreseeable future. The presence and size of these potential net losses will depend, in large part, on if and when we receive regulatory approval in the United States or Europe to market EFAPROXYN as an adjunct to radiation therapy for the treatment of brain metastases originating from breast cancer. Our ability to generate revenue and achieve profitability is dependent on our ability, alone or with partners, to successfully complete the development of our product candidates, conduct clinical trials, obtain the necessary regulatory approvals, and manufacture and market our product candidates. We may never generate revenue from product sales or become profitable. We expect to continue to spend substantial amounts on research and development, including amounts spent on conducting clinical trials for our product candidates. In the first nine months of 2004, our operations consumed an average of approximately $1.76 million of cash per month.

Our product candidates are in various stages of development and may never be fully developed in a manner suitable for commercialization. If we do not develop commercially successful products, our ability to generate revenue will be limited.

        We currently have no products that are approved for commercial sale. All of our product candidates are in various stages of development, and significant research and development, financial resources and personnel will be required to develop commercially viable products and obtain regulatory approvals. Most of our efforts and expenditures over the next few years will be devoted to EFAPROXYN. Accordingly, our future prospects are substantially dependent on obtaining regulatory approval in the United States or Europe to market EFAPROXYN as an adjunct to radiation therapy for the treatment of brain metastases originating from breast cancer. EFAPROXYN is not expected to be commercially available for this or any other indication until at least 2007. In addition, PDX and RH1 are in earlier stages of product development relative to EFAPROXYN, and as such, we expect that PDX and RH1 will not be commercially available until after EFAPROXYN is commercially available. If we are unable to successfully commercialize our product candidates, we will be unable to generate any revenue from product sales and will incur continued losses. We may not be able to continue as a going concern if we are unable to generate meaningful amounts of revenue to support our operations or cannot otherwise raise the necessary funds to support our operations.

We cannot predict when or if we will obtain regulatory approval to commercialize our product candidates.

        A pharmaceutical product cannot be marketed in the United States or most other countries until it has completed a rigorous and extensive regulatory approval process. If we fail to obtain regulatory approval to market our product candidates, we will be unable to sell our products and generate revenue, which would jeopardize our ability to continue operating our business. Satisfaction of regulatory requirements typically takes many years, is dependent upon the type, complexity and novelty of the product and requires the expenditure of substantial resources. Of particular significance are the requirements covering research and development, testing, manufacturing, quality control, labeling and promotion of drugs for human use. We may not obtain regulatory approval for any product candidates we develop, including EFAPROXYN, or we may not obtain regulatory review of such product candidates in a timely manner.

We will not be able to obtain regulatory approval to commercialize our product candidates if we fail to adequately demonstrate their safety and efficacy.

        Product candidates developed by us, alone or with others, may not prove to be safe and efficacious in clinical trials and may not meet all of the applicable regulatory requirements needed to receive regulatory approval. To demonstrate safety and efficacy, we must conduct significant research, animal testing, referred to as preclinical testing, and human testing, referred to as clinical trials, for our product candidates. Preclinical testing and clinical trials are long, expensive and uncertain processes. It may take us several years to complete our testing, and failure can occur at any stage. Data obtained from preclinical and clinical activities are susceptible to varying interpretations that could delay, limit or prevent regulatory clearances, and the FDA and foreign regulatory authorities can request that we conduct additional trials. If we have to conduct additional clinical trials, whether for EFAPROXYN or any other product candidate, it would significantly increase our expenses and delay marketing of our product candidates.

We may experience delays in our clinical trials, including ENRICH, that could adversely affect our financial position and our commercial prospects.

        We do not know whether planned clinical trials will begin on time or whether any of our ongoing clinical trials, including ENRICH, will be completed on schedule or at all. Our product development costs will increase if we have delays in testing or approvals or if we need to perform more or larger clinical trials than planned. If the delays are significant, our ability to generate revenue from product sales will be correspondingly delayed, and we may have insufficient capital resources to support our operations. Even if we do have sufficient capital resources, our ability to become profitable will be delayed. We typically rely on third-party clinical investigators at medical institutions to conduct our clinical trials and we occasionally rely on other third-party organizations to perform data collection and analysis. As a result, we may face additional delaying factors outside our control.

We may be required to suspend, repeat or terminate our clinical trials, including ENRICH, if they are not conducted in accordance with regulatory requirements, the results are negative or inconclusive or the trials are not well designed.

        Clinical trials must be conducted in accordance with the FDA's Good Clinical Practices and are subject to oversight by the FDA and institutional review boards at the medical institutions where the clinical trials are conducted. In addition, clinical trials must be conducted with product candidates produced under the FDA's Good Manufacturing Practices, and may require large numbers of test subjects. Clinical trials may be suspended by the FDA or us at any time if it is believed that the subjects participating in these trials are being exposed to unacceptable health risks or if the FDA finds deficiencies in the conduct of these trials.

        Even if we achieve positive interim results in clinical trials, these results do not necessarily predict final results, and acceptable results in early trials may not be repeated in later trials. A number of companies in the pharmaceutical industry have suffered significant setbacks in advanced clinical trials, even after promising results in earlier trials. As a result, there can be no assurance that our ENRICH trial will achieve its primary endpoint. In addition, negative or inconclusive results or adverse medical events during a clinical trial could cause a clinical trial to be repeated or terminated. Also, failure to construct clinical trial protocols to screen patients for risk profile factors relevant to the trial for purposes of segregating patients into the patient populations treated with the drug being tested and the control group could result in either group experiencing a disproportionate number of adverse events and could cause a clinical trial to be repeated or terminated.

Even if we receive regulatory approval for our product candidates, we will be subject to ongoing regulatory obligations and review.

        Following any regulatory approval of our product candidates, we will be subject to continuing regulatory obligations such as safety reporting requirements and additional post-marketing obligations, including regulatory oversight of the promotion and marketing of our products. In addition, we or our third-party manufacturers will be required to adhere to regulations setting forth current Good Manufacturing Practices. These regulations cover all aspects of the manufacturing, testing, quality control and record keeping relating to our product candidates. Furthermore, we or our third-party manufacturers must pass a pre-approval inspection of manufacturing facilities by the FDA and foreign authorities before obtaining marketing approval and will be subject to periodic inspection by these regulatory authorities. Such inspections may result in compliance issues that could prevent or delay marketing approval, or require the expenditure of financial or other resources to address. If we or our third-party manufacturers fail to comply with applicable regulatory requirements, we may be subject to fines, suspension or withdrawal of regulatory approvals, product recalls, seizure of products, operating restrictions and criminal prosecution.

If we fail to obtain the capital necessary to fund our operations, we will be unable to successfully develop or commercialize our product candidates.

        We expect that significant additional capital will be required in the future to continue our research and development efforts and to commercialize our product candidates, if approved for marketing. Our actual capital requirements will depend on many factors, including, among other factors:

  •
  the timing and outcome of our current ENRICH trial,

  •
  costs associated with the commercialization of EFAPROXYN, if approved for marketing,

  •
  our evaluation of, and decisions with respect to, our strategic alternatives, and

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  costs associated with securing in-license opportunities, purchasing product candidates and conducting preclinical research and clinical development for our current and future product candidates.

We intend to raise additional capital in the future through arrangements with corporate partners, equity or debt financings, or from other sources. We do not know whether additional financing will be available when needed, or that, if available, we will obtain financing on terms favorable to our stockholders or us. If adequate funds are not available to us, we will be required to delay, reduce the scope of or eliminate one or more of our development programs and our business and future prospects for revenue and profitability may be harmed. To the extent we raise additional capital by issuing equity securities, our stockholders may experience substantial dilution. To the extent that we raise additional funds through collaboration and licensing arrangements, we may be required to relinquish some rights to our technologies or product candidates, or grant licenses on terms that are not favorable to us.

If we are unable to effectively protect our intellectual property, we would be unable to prevent third parties from using our technology, which would impair our competitiveness and ability to commercialize our product candidates. In addition, enforcing our proprietary rights may be expensive and result in increased losses.

        Our success will depend in part on our ability to obtain and maintain meaningful patent protection for our products, both in the United States and in other countries. We rely on patents to protect a large part of our intellectual property and our competitive position. Any patents issued to or licensed by us could be challenged, invalidated, infringed, circumvented or held unenforceable. In addition, it is possible that no patents will issue on any of our licensed patent applications. It is possible that the claims in patents that have been issued or licensed to us or that may be issued or licensed to us in the future will not be sufficiently broad to protect our intellectual property or that the patents will not provide protection against competitive products or otherwise be commercially valuable. Failure to obtain and maintain adequate patent protection for our intellectual property would impair our ability to be commercially competitive.

        Our commercial success will also depend in part on our ability to commercialize our product candidates without infringing patents or other proprietary rights of others or breaching the licenses granted to us. We may not be able to obtain a license to third-party technology that we may require to conduct our business or, if obtainable, we may not be able to license such technology at a reasonable cost. If we fail to obtain a license to any technology that we may require to commercialize our technologies or product candidates, or fail to obtain a license at a reasonable cost, we will be unable to commercialize the affected product or to commercialize it at a price that will allow us to become profitable.

        In addition to patent protection, we also rely upon trade secrets, proprietary know-how and technological advances which we seek to protect through confidentiality agreements with our collaborators, employees and consultants. Our employees and consultants are required to enter into confidentiality agreements with us. We also have entered into non-disclosure agreements, which are intended to protect our confidential information delivered to third parties for research and other purposes. However, these agreements could be breached and we may not have adequate remedies for any breach, or our trade secrets and proprietary know-how could otherwise become known or be independently discovered by others.

        Furthermore, as with any pharmaceutical company, our patent and other proprietary rights are subject to uncertainty. Our patent rights related to our product candidates might conflict with current or future patents and other proprietary rights of others. For the same reasons, the products of others could infringe our patents or other proprietary rights. Litigation or patent interference proceedings, either of which could result in substantial costs to us, may be necessary to enforce any of our patents or other proprietary rights, or to determine the scope and validity or enforceability of other parties' proprietary rights. The defense and prosecution of patent and intellectual property infringement claims are both costly and time consuming, even if the outcome is favorable to us. Any adverse outcome could subject us to significant liabilities to third parties, require disputed rights to be licensed from third parties, or require us to cease selling our future products. We are not currently a party to any patent or other intellectual property infringement claims.

We do not have manufacturing facilities or capabilities and are dependent on third parties to fulfill our manufacturing needs, which could result in the delay of clinical trials, regulatory approvals, product introductions and commercial sales.

        We are dependent on third parties for the manufacture and storage of our product candidates for clinical trials and, if approved, for commercial sale. If we are unable to contract for a sufficient supply of our product candidates on acceptable terms, or if we encounter delays or difficulties in the manufacturing process or our relationships with our manufacturers, we may not have sufficient product to conduct or complete our clinical trials or support commercial requirements for our product candidates, if approved.

        We have a contract with Hovione FarmaCiencia SA for the supply of EFAPROXYN bulk drug substance, and a contract with Baxter Healthcare for the supply of EFAPROXYN formulated drug product. These manufacturers are currently our only source for the production and formulation of EFAPROXYN.

        Even if we obtain approval to market EFAPROXYN in one or more indications, our current or future manufacturers may be unable to accurately and reliably manufacture commercial quantities of EFAPROXYN at reasonable costs, on a timely basis and in compliance with the FDA's current Good Manufacturing Practices. If our current or future contract manufacturers fail in any of these respects, our ability to timely complete our clinical trials, obtain required regulatory approvals and successfully commercialize EFAPROXYN will be materially and adversely affected.

        Our reliance on contract manufacturers exposes us to additional risks, including:

  •
  delays or failure to manufacture sufficient quantities needed for clinical trials in accordance with our specifications or to deliver such quantities on the dates we require;

  •
  our current and future manufacturers are subject to ongoing, periodic, unannounced inspections by the FDA and corresponding state and international regulatory authorities for compliance with strictly enforced current Good Manufacturing Practice regulations and similar foreign standards, and we do not have control over our contract manufacturers' compliance with these regulations and standards;

  •
  our current and future manufacturers may not be able to comply with applicable regulatory requirements, which would prohibit them from manufacturing products for us;

  •
  if we need to change to other commercial manufacturing contractors, the FDA and comparable foreign regulators must approve these contractors prior to our use, which would require new testing and compliance inspections, and the new manufacturers would have to be educated in, or themselves develop substantially equivalent processes necessary for, the production of our products;

  •
  our manufacturers might not be able to fulfill our commercial needs, which would require us to seek new manufacturing arrangements and may result in substantial delays in meeting market demands; and

  •
  we may not have intellectual property rights, or may have to share intellectual property rights, to any improvements in the manufacturing processes or new manufacturing processes for our products.

        Any of these factors could cause us to delay or suspend clinical trials, regulatory submissions, required approvals or commercialization of our products under development, entail higher costs and result in our being unable to effectively commercialize our products.

Acceptance of our products in the marketplace is uncertain, and failure to achieve market acceptance will limit our ability to generate revenue and become profitable.

        Even if approved for marketing, our products may not achieve market acceptance. The degree of market acceptance will depend upon a number of factors, including:

  •
  the receipt of timely regulatory approval for the uses that we are studying;

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  the establishment and demonstration in the medical community of the safety and efficacy of our products and their potential advantages over existing and newly developed therapeutic products;

  •
  ease of use of our products;

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  reimbursement and coverage policies of government and private payors such as insurance companies, health maintenance organizations and other plan administrators; and

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  the scope and effectiveness of our sales and marketing efforts.

        Physicians, patients, payors or the medical community in general may be unwilling to accept, utilize or recommend the use of any of our products.

If we are unable to develop adequate sales, marketing or distribution capabilities or enter into agreements with third parties to perform some of these functions, we will not be able to commercialize our products effectively.

        In order to commercialize any products, we must develop sales, marketing, distribution and reimbursement management capabilities or make arrangements with one or more third parties to perform these services. For some market opportunities, we may need to enter into co-promotion or other licensing arrangements with larger pharmaceutical or biotechnology firms in order to increase the likelihood of commercial success for our products. We may not be able to establish sales, marketing and distribution capabilities of our own or enter into such arrangements with third parties in a timely manner or on acceptable terms. To the extent that we enter into co-promotion or other licensing arrangements, our product revenues are likely to be lower than if we directly marketed and sold our products, and some or all of the revenues we receive will depend upon the efforts of third parties, and these efforts may not be successful. Additionally, building marketing and distribution capabilities may be more expensive than we anticipate, requiring us to divert capital from other intended purposes or preventing us from building our marketing and distribution capabilities to the desired levels.

If our competitors develop and market products that are more effective than ours, our commercial opportunity will be reduced or eliminated.

        Even if we obtain the necessary regulatory approvals to market EFAPROXYN or any other product candidates, our commercial opportunity will be reduced or eliminated if our competitors develop and market products that are more effective, have fewer side effects or are less expensive than our product candidates. Our potential competitors include large fully integrated pharmaceutical companies and more established biotechnology companies, both of which have significant resources and expertise in research and development, manufacturing, testing, obtaining regulatory approvals and marketing. Academic institutions, government agencies, and other public and private research organizations conduct research, seek patent protection and establish collaborative arrangements for research, development, manufacturing and marketing. It is possible that competitors will succeed in developing technologies that are more effective than those being developed by us or that would render our technology obsolete or noncompetitive.

If product liability lawsuits are successfully brought against us, we may incur substantial liabilities and may be required to limit commercialization of our product candidates.

        The testing and marketing of pharmaceutical products entail an inherent risk of product liability. Product liability claims might be brought against us by consumers, health care providers or by pharmaceutical companies or others selling our future products. If we cannot successfully defend ourselves against such claims, we may incur substantial liabilities or be required to limit the commercialization of our product candidates. We have obtained limited product liability insurance coverage for our human clinical trials. However, product liability insurance coverage is becoming increasingly expensive, and no assurance can be given that we will be able to maintain product liability insurance coverage at a reasonable cost or in sufficient amounts to protect us against losses due to product liability. A successful product liability claim in excess of our insurance coverage could have a material adverse effect on our business, financial condition and results of operations. We may not be able to obtain commercially reasonable product liability insurance for any products approved for marketing.

We are currently involved in securities class action litigation, which could harm our business if management attention is diverted or the claims are decided against us.

        We have been named as a defendant in an alleged securities class action lawsuit seeking unspecified damages relating to the issuance of allegedly false and misleading statements regarding EFAPROXYN during the period from May 29, 2003 to April 29, 2004 and subsequent declines in our stock price. We are currently engaged in defending against these claims, which, if decided against us, could have a material adverse effect on our business, financial condition and results of operations. The costs incurred in connection with this lawsuit could be significant and may not be covered by our insurance policies. This lawsuit could also result in continued diversion of our time and attention away from business operations, which could harm our business.

Failure to attract, retain and motivate skilled personnel and cultivate key academic collaborations will delay our product development programs and our research and development efforts.

        We are a small company with 54 employees, and our success depends on our continued ability to attract, retain and motivate highly qualified management and scientific personnel and on our ability to develop and maintain important relationships with leading academic institutions and scientists. Competition for personnel and academic collaborations is intense. In particular, our product development programs depend on our ability to attract and retain highly skilled clinical development personnel. In addition, we will need to hire additional personnel and develop additional academic collaborations as we continue to expand our research and development activities. We do not know if we will be able to attract, retain or motivate personnel or maintain our relationships with academic institutions and scientists. If we fail to negotiate additional acceptable collaborations with academic institutions and scientists, or if our existing academic collaborations were to be unsuccessful, our product development programs may be delayed.

We cannot guarantee that we will be in compliance with all applicable regulations.

        The development, manufacturing, and, if approved, pricing, marketing, sales and reimbursement of our products, together with our general obligations, are subject to extensive regulation by federal, state and other authorities within the United States and numerous entities outside of the United States. We also have significantly fewer employees than many other companies that have the same or fewer product candidates in late stage clinical development and we rely heavily on third parties to conduct many important functions. Further, as a publicly-traded company, we are subject to additional regulations, some of which have either only recently been adopted or are currently proposals subject to change. For example, we are currently reviewing and testing our internal control systems, processes and procedures in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. We cannot assure that such a review will not result in the identification of significant control deficiencies or that our auditors will be able to attest to the adequacy of our internal controls. Further, we cannot assure that we are or will be in compliance with all other potentially applicable regulations. If we fail to comply with any of these regulations we could be subject to a range of regulatory actions, including the de-listing of our common stock from the Nasdaq National Market, suspension or termination of our clinical trials, failure to receive approval to market a product candidate, restrictions on our products or manufacturing processes, withdrawal of products from the market, significant fines, or other sanctions or litigation.

The market price for our common stock may be highly volatile.

        The trading price of our common stock is likely to be highly volatile and could be subject to wide fluctuations in price in response to various factors, many of which are beyond our control, including:

  •
  actual or anticipated results of our clinical trials;

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  actual or anticipated regulatory approvals or non-approvals of our product candidates, including EFAPROXYN, or of competing product candidates;

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  changes in laws or regulations applicable to our product candidates;

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  changes in the expected or actual timing of our development programs;

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  actual or anticipated variations in quarterly operating results;

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  announcements of technological innovations by us or our competitors;

  •
  changes in financial estimates or recommendations by securities analysts;

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  conditions or trends in the biotechnology and pharmaceutical industries;

  •
  changes in the market valuations of similar companies;

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  announcements by us of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

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  additions or departures of key personnel;

  •
  disputes or other developments relating to proprietary rights, including patents, litigation matters and our ability to obtain patent protection for our technologies;

  •
  developments concerning any research and development, manufacturing, and marketing collaborations;

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  sales of large blocks of our common stock;

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  sales of our common stock by our executive officers, directors and five percent stockholders; and

  •
  economic and other external factors, including disasters or crises.

        In addition, the stock market in general, the Nasdaq National Market and the market for technology companies in particular have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. Further, there has been particular volatility in the market prices of securities of biotechnology and life sciences companies. These broad market and industry factors may seriously harm the market price of our common stock, regardless of our operating performance. In the past, following periods of volatility in the market, securities class-action litigation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management's attention and resources.

Anti-takeover provisions in our charter documents and under Delaware law could discourage, delay or prevent an acquisition of us, even if an acquisition would be beneficial to our stockholders, and may prevent attempts by our stockholders to replace or remove our current management.

        Provisions of our amended and restated certificate of incorporation and bylaws, as well as provisions of Delaware law, could make it more difficult for a third party to acquire us, even if doing so would benefit our stockholders. In addition, these provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our board of directors. Because our board of directors is responsible for appointing the members of our management team, these provisions could in turn affect any attempt by our stockholders to replace current members of our management team. These provisions include:

  •
  authorizing the issuance of "blank check" preferred stock that could be issued by our board of directors to increase the number of outstanding shares or change the balance of voting control and thwart a takeover attempt;

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  prohibiting cumulative voting in the election of directors, which would otherwise allow for less than a majority of stockholders to elect director candidates;

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  prohibiting stockholder action by written consent, thereby requiring all stockholder actions to be taken at a meeting of our stockholders;

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  eliminating the ability of stockholders to call a special meeting of stockholders; and

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  establishing advance notice requirements for nominations for election to the board of directors or for proposing matters that can be acted upon at stockholder meetings.

        In addition, we are subject to Section 203 of the Delaware General Corporation Law, which generally prohibits a Delaware corporation from engaging in any of a broad range of business combinations with an interested stockholder for a period of three years following the date on which the stockholder became an interested stockholder. This provision could have the effect of delaying or preventing a change of control, whether or not it is desired by or beneficial to our stockholders. The three-year moratorium imposed on business combinations by Section 203 will not apply to Warburg because, prior to the date on which Warburg will become an interested stockholder, our board of directors has approved this transaction resulting in Warburg becoming an interested stockholder. However, as part of its purchase of Exchangeable Preferred in this offering, Warburg will enter into a standstill agreement agreeing not to pursue, for four years, certain activities the purpose or effect of which may be to change or influence the control of Allos.

We have adopted a stockholder rights plan that may discourage, delay or prevent a merger or acquisition that is beneficial to our stockholders.

        In May 2003, our board of directors adopted a stockholder rights plan that may have the effect of discouraging, delaying or preventing a merger or acquisition of us that is beneficial to our stockholders by diluting the ability of a potential acquirer to acquire us. Pursuant to the terms of our plan, when a person or group, except under certain circumstances, acquires 15% or more of our outstanding common stock or 10 business days after announcement of a tender or exchange offer for 15% or more of our outstanding common stock, the rights (except those rights held by the person or group who has acquired or announced an offer to acquire 15% or more of our outstanding common stock) would generally become exercisable for shares of our common stock at a discount. Because the potential acquirer's rights would not become exercisable for our shares of common stock at a discount, the potential acquirer would suffer substantial dilution and may lose its ability to acquire us. In addition, the existence of the plan itself may deter a potential acquirer from acquiring us. As a result, either by operation of the plan or by its potential deterrent effect, mergers and acquisitions of us that our stockholders may consider in their best interests may not occur. Because Warburg will, upon exchange of the Exchangeable Preferred for shares of common, if approved by our stockholders, own a substantial percentage of the Company's outstanding capital stock, we intend to amend the Rights Agreement to provide that Warburg and its affiliates will be exempt from the Rights Agreement, unless Warburg and its affiliates become, without our prior consent, the beneficial owner of more than 44% of our common stock, calculated as if all shares of Exchangeable Preferred (and including any accrued dividends thereon) have been exchanged for common stock as of immediately following the original issuance of the Exchangeable Preferred. Under the rights agreement, our Board of Directors has express authority to amend the rights agreement without stockholder approval.

If the shares of Exchangeable Preferred that we expect to sell to Warburg at the initial closing are exchanged for common stock, Warburg will control a substantial percentage of the voting power of our outstanding common stock.

        Assuming that the shares of Exchangeable Preferred that we expect to sell to Warburg at the initial closing of this offering are exchanged for shares of common stock pursuant to the terms of the Exchangeable Preferred, Warburg will control approximately 40% of the voting power of our outstanding common stock, based on the number of shares of common stock outstanding as of the date of this prospectus supplement and assuming that all of the other selected institutional investors participate in this offering up to their full pro rata amounts. Therefore, Warburg would be able to exercise substantial influence over any actions requiring stockholder approval. Following the completion of this offering, all of the investors together, assuming full participation by Warburg and the other selected institutional investors, could ultimately hold more than 50% of the voting power of our common stock, assuming their shares of Exchangeable Preferred are exchanged for common stock pursuant to the terms of the Exchangeable Preferred. This would represent the requisite percentage of our outstanding shares so as to permit them, if they chose to act in concert, to take actions requiring stockholder approval without obtaining the approval of any other stockholders. However, as part of its purchase of Exchangeable Preferred in this offering, Warburg will enter into a standstill agreement agreeing not to pursue, for four years, certain activities the purpose or effect of which may be to change or influence the control of Allos.

If our shares of Exchangeable Preferred are not exchanged for common stock and remain outstanding, they will be entitled to accrued dividends and we may be forced to redeem all such shares, which could require substantial cash outlay and would adversely affect our financial position.

        Dividends on each share of Exchangeable Preferred will be cumulative and will begin to accrue starting one year from the date of original issuance of such share, at an annual rate of 10% of the purchase price per share, compounded quarterly. If the Exchangeable Preferred remains outstanding as of the later of the four year anniversary of the initial closing of the sale of Exchangeable Preferred hereunder or thirty days after we publicly announce the results of our ENRICH trial, holders of the outstanding Exchangeable Preferred may cause us, at any time thereafter, to redeem all shares of Exchangeable Preferred for cash by paying the original purchase price per share plus all accumulated and unpaid dividends, or if greater, an amount per share equal to ten times the 20-day trailing average closing price of our common stock on Nasdaq preceding the date of the redemption. Such redemption would require us to expend substantial cash resources and could have a material adverse affect on our financial position. In addition, our cash reserves at the time of such redemption may be insufficient to satisfy such redemption, in which case we may not be able to continue as a going concern if we are unable to support our operations or cannot otherwise raise the necessary funds to support our operations.

Risks Relating to This Offering

We have broad discretion over the use of the net proceeds from this offering.

        We have broad discretion to allocate the net proceeds of this offering. We expect a major use of these proceeds will be research and development expenditures. The timing and amount of our actual expenditures, however, are subject to change and will be based on many factors, including:

  •
  progress with our clinical trials;

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  the time and costs involved in obtaining regulatory approvals for the marketing of any of our product candidates;

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  the costs of manufacturing any of our product candidates; and

  •
  the costs involved in preparing, filing, prosecuting, maintaining and enforcing patents or defending ourselves against competing technological and market developments.

        Our management will determine, in its sole discretion, how to allocate these proceeds. If we do not wisely allocate the proceeds, our ability to carry out our business plan may be harmed.

Our Series A Exchangeable Preferred Stock has never been publicly traded and an active trading market for such stock is not expected to develop.

        Prior to this offering, there has been no public market for the Exchangeable Preferred. We are not listing the Exchangeable Preferred on an exchange or any trading system and we do not expect that a trading market for the Exchangeable Preferred will develop. If our stockholders do not approve the exchange terms of the Exchangeable Preferred, then you will be required to hold the Exchangeable Preferred at least until we or the holders of a majority of the outstanding shares of Exchangeable Preferred cause the redemption of all shares of Exchangeable Preferred after the later of the four year anniversary of the initial closing of the sale of Exchangeable Preferred hereunder or thirty days after we publicly announce the results of our ENRICH trial, unless we liquidate, dissolve or wind up or consummate a change in control transaction before that time.

We may raise additional capital in the future, which could result in substantial dilution to our stockholders and the creation of additional securities senior to our common stock.

        The terms of the Exchangeable Preferred do not restrict our ability to offer additional shares of common stock or a new series of preferred stock that is junior in rank to the Exchangeable Preferred. Our board of directors has the authority to establish the designation of additional shares of preferred stock that may be convertible into common stock without any action by our stockholders, and to fix the rights, preferences, privileges and restrictions, including voting rights, of such shares (subject to the priority of the Exchangeable Preferred with respect to dividends and liquidation preference, to the extent any Exchangeable Preferred remain outstanding). Such additional shares of preferred stock may have rights, preferences and privileges senior to those of outstanding common stock and the issuance and conversion of any such preferred stock would further dilute the percentage ownership of our stockholders. Subject to the subscription rights of Warburg, as described in this prospectus supplement, we have no obligation to consider the separate interests of the holders of our Exchangeable Preferred in engaging in any such offering or transaction.

Substantial sales of shares may impact the market price of our common stock.

        If our stockholders sell substantial amounts of our common stock, including shares issued upon the exchange of the Exchangeable Preferred, the market price of our common stock may decline. These sales also might make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we consider appropriate. We are unable to predict the effect that sales may have on the then prevailing market price of our common stock. Pursuant to a Registration Rights Agreement to be entered into between us and the purchasers of Exchangeable Preferred hereunder, beginning on the second anniversary of the initial closing of the sale of Exchangeable Preferred, the purchasers of Exchangeable Preferred will be entitled to certain registration rights with respect to the shares of common stock, if any, issued upon exchange of the Exchangeable Preferred.

Our Series A Exchangeable Preferred Stock will rank junior to all our liabilities to third party creditors in the event of a bankruptcy, liquidation or winding up of our assets.

        In the event of bankruptcy, liquidation or winding up, our assets will be available to pay obligations on our Exchangeable Preferred only after all our liabilities have been paid. The Exchangeable Preferred will effectively rank junior to all existing and future liabilities held by third party creditors. The terms of the Exchangeable Preferred do not restrict our ability to raise additional capital in the future through the issuance of debt. In the event of bankruptcy, liquidation or winding up, there may not be sufficient assets remaining, after paying our liabilities, to pay amounts due on any or all of the Exchangeable Preferred then outstanding.

FORWARD-LOOKING STATEMENTS

        This prospectus supplement, the accompanying prospectus and the documents that we have filed with the Securities and Exchange Commission ("SEC") that are included or incorporated by reference in this prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended ("Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended ("Exchange Act"). These forward-looking statements include, but are not limited to, statements concerning our plans to continue development of our current product candidates; conduct clinical trials with respect to our product candidates; seek regulatory approvals; address certain markets; initiate marketing activities related to commercialization of our products; raise additional capital; hire sales and marketing personnel; develop relationships with pharmaceutical companies; obtain and protect rights to technology; establish new collaborative and licensing agreements; and evaluate additional product candidates for in-license and subsequent clinical and commercial development. In some cases, these statements may be identified by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential" or "continue," or the negative of such terms and other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements contained herein are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. These statements involve known and unknown risks and uncertainties that may cause our or our industry's results, levels of activity, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. Factors that may cause or contribute to such differences include, among other things, those discussed under the caption "Risk Factors." Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

        We intend to use the net proceeds of this offering for research and development (including ongoing and future clinical trials), working capital and general corporate purposes. We estimate that the net proceeds, after deducting certain fees due to the placement agent and our estimated offering expenses, as described in "Plan of Distribution", will be approximately $56.8 million, assuming we sell the maximum number of shares offered hereby. We may also use a portion of the net proceeds to acquire or invest in businesses, products and technologies that are complementary to our own. However, we have no present understandings, commitments or agreements to enter into any such potential acquisition or investment. Pending these uses, the net proceeds will be invested in investment-grade, interest-bearing securities.

DETERMINATION OF OFFERING PRICE

        Because each share of Exchangeable Preferred is initially exchangeable for ten shares of common stock, subject to the approval of our stockholders as discussed elsewhere in this prospectus supplement, the price per share of the Exchangeable Preferred stock will equal ten times the price per share for our common stock determined by the lesser of (i) the average closing price of our listed common stock for the twenty trading days immediately preceding the date of this prospectus supplement, multiplied by .925 (thus resulting in an effective 7.5% discount to the twenty-day trailing average closing price), or (ii) the closing price of our listed common stock on the trading day immediately preceding the date of this prospectus supplement.

DILUTION

        Our net tangible book value on September 30, 2004 was approximately $28.8 million, or $0.92 per share. "Net tangible book value" is total assets minus the sum of liabilities and intangible assets. "Net tangible book value per share" is net tangible book value divided by the total number of shares outstanding.

        Assuming we sell all of the shares of Exchangeable Preferred offered by us under this prospectus supplement at the effective offering price per share of common stock issuable upon exchange of the Exchangeable Preferred (treating the Exchangeable Preferred on an as-exchanged basis into ten shares of common stock) of $2.21 per share of common stock, and after deducting the fees due to the placement agent and our estimated offering expenses, our pro forma net tangible book value on September 30, 2004 would have been $85.6 million, or $1.47 per share. The adjustments made to determine pro forma net tangible book value per share are the following:

  •
  An increase in total assets to reflect the net proceeds of the offering assuming we sell the maximum number of shares offered hereby as described under "Use of Proceeds."

  •
  The addition of all shares of common stock issuable upon exchange of the Exchangeable Preferred to the number of shares of our common stock outstanding, assuming we sell the maximum number of shares of Exchangeable Preferred offered hereby.

        The following table illustrates the pro forma increase in net tangible book value of $0.55 per share and the dilution (the difference between the offering price per share and pro forma net tangible book value per share) to new investors:

Offering price per share		$2.21
Net tangible book value per share as of September 30, 2004	$0.92
Increase in net tangible book value per share attributable to the offering	$0.55

Pro forma net tangible book value per share as of September 30, 2004, after giving effect to the offering		$1.47

Dilution per share to new investors in the offering		$0.74

The number of shares of our common stock to be outstanding after the offering is based on 31,153,489 shares outstanding as of September 30, 2004 and includes for this purpose up to 27,149,320 shares that may be issued upon exchange of the Exchangeable Preferred. This number does not include shares that may be issued pursuant to the exercise of stock options and warrants currently outstanding or which may be granted under our stock option and stock purchase plans.

PLAN OF DISTRIBUTION

        We are offering the 2,714,932 shares of our Exchangeable Preferred to Warburg and one or more selected institutional investors. At any time on or before March 8, 2005, we may sell up to the balance of the authorized shares of Exchangeable Preferred not sold to Warburg at the initial closing to not more than three institutional investors each owning more than 4% of our outstanding common stock. Such institutional investors may acquire their respective pro rata portion of the Exchangeable Preferred offered pursuant to this prospectus supplement, such that each institutional investor may acquire a number of shares of Exchangeable Preferred that would result in such institutional investor maintaining ownership of the same percentage of our common stock, assuming the exchange for common stock of all shares of Exchangeable Preferred sold hereunder, as such institutional investor owned prior to the sale of the Exchangeable Preferred hereunder.

        We are offering the shares through a placement agent. Subject to the terms and conditions contained in a letter agreement dated February 24, 2005, Needham & Company, Inc. has agreed to act as the exclusive placement agent for the sale of such shares of our Exchangeable Preferred offered pursuant to this prospectus supplement. The placement agent has no obligation to purchase any shares offered by this prospectus supplement or accompanying prospectus, nor is it required to arrange the purchase or sale of any specific number or dollar amount of shares.

        The letter agreement with the placement agent provides that the placement agent is entitled to the receipt of certain opinions, letters and certificates from our officers and our legal counsel.

        We currently anticipate that closing of the sale of 2,262,443 shares of Exchangeable Preferred to Warburg will take place on or about March 4, 2005. Any additional closings for the subsequent sale of shares to institutional investors, as described above, may occur at any time on or before March 8, 2005. Investors will be informed of the date and manner in which they must transmit the purchase price for their shares.

        On each closing date, the following will occur:

  •
  we will receive funds in the amount of the aggregate purchase price of the shares of Exchangeable Preferred being sold on such closing date;

  •
  we will issue a stock certificate(s) representing the share of Exchangeable Preferred being sold on such closing date; and

  •
  Needham & Company will receive the placement agent's fee in accordance with the terms of the letter agreement.

        We have agreed to pay the placement agent fees equal to 5% of the gross proceeds of the sale of shares of Exchangeable Preferred in the offering to Warburg and 2.5% of the gross proceeds of the sale of shares of Exchangeable Preferred in the offering to the selected institutional investors, subject to a minimum fee of $500,000. If all of the shares offered by this prospectus supplement are sold to Warburg and the other eligible institutional investors, the total placement agent fees would be $2,750,000.

        There is no minimum offering amount required as a condition to closing in this offering. Accordingly, we may sell less than 2,714,932 shares of Exchangeable Preferred, in which case our net proceeds would be reduced and the total placement agent fees may be less than the maximum total set forth above.

        We have also agreed to reimburse the placement agent for certain of its out-of-pocket expenses in connection with this offering. We estimate that the total expenses of the offering, excluding the placement agent fees, will be approximately $470,000.

        We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and liabilities arising from the placement agent's engagement as exclusive placement agent in connection with this offering. We have also agreed to contribute to payments the placement agent may be required to make in respect of such liabilities.

        The letter agreement with Needham & Company will be filed as an exhibit to a Current Report on Form 8-K that will be filed with the SEC in connection with the consummation of this offering.

        In no event will the total amount of compensation paid to any member of the National Association of Securities Dealers upon completion of this offering exceed 8.0% of the maximum gross proceeds of the offering.

        We are not listing the Exchangeable Preferred on an exchange or any trading system and we do not expect that a trading market for the Exchangeable Preferred will develop.

DESCRIPTION OF SERIES A EXCHANGEABLE PREFERRED STOCK

        The description in this prospectus supplement of the terms of our Exchangeable Preferred is only a summary. The terms of our Exchangeable Preferred are contained in a certificate of designation that will amend our restated certificate of incorporation, as amended. We have previously filed with the Securities and Exchange Commission copies of our restated certificate of incorporation, as amended. See "Where You Can Find More Information." The certificate of designation will be filed as an exhibit to a Current Report on Form 8-K that will be filed with the SEC in connection with the consummation of this offering.

General

        Our certificate of incorporation authorizes our board of directors to issue up to 10,000,000 shares of our preferred stock, par value $.001 per share. To date, our board of directors has designated 1,000,000 of the 10,000,000 authorized shares of preferred stock as Series A Junior Participating Preferred Stock, which series is described in greater detail in the accompanying prospectus.

        Subject to the limitations prescribed by our certificate of incorporation, our board of directors is authorized to establish the number of shares constituting each series of preferred stock and to fix the designations, powers, preferences and rights of the shares of each of those series and the qualifications, limitations and restrictions of each of those series, all without any further vote or action by our stockholders. The Exchangeable Preferred is a series of preferred stock. When issued, the shares of Exchangeable Preferred will be validly issued, fully paid and non-assessable.

Rank

        The Exchangeable Preferred will rank senior to our common stock and any other class or series of our equity securities with respect to the payment of dividends and the distribution of assets in the event of our liquidation, dissolution, winding up or consummation of a change in control transaction.

Dividends

        Dividends on each share of Exchangeable Preferred will be cumulative starting one year from the date of original issuance of such share, accrued at an annual rate of 10% of the purchase price per share, compounded quarterly beginning with amounts accrued for the quarter ended March 31, 2006, and unpaid accumulated dividends shall be payable when such share is exchanged for shares of common stock, when such share is redeemed by us, upon a liquidation or change in control or otherwise when and as declared by our Board of Directors. If paid in connection with a redemption of the Exchangeable Preferred, we will pay such dividends in cash for amounts accrued through the redemption date. If paid in connection with a liquidation or change in control, we will pay such dividends in cash for amounts accrued through the payment date. If paid in connection with the exchange of the Exchangeable Preferred for shares of common stock, we will pay such dividends in shares of our common stock in an amount equal to the dividends that would have been payable through the exchange date had such dividends been paid in cash divided by a price per share of $2.21 for such common stock (subject to appropriate adjustment for stock splits, stock dividends and the like). Otherwise, we may pay such dividends, when and as declared by our board of directors, in cash, additional shares of Exchangeable Preferred or a combination thereof, in our sole discretion. Dividends may be paid only if permitted under applicable law.

        Dividends on the Exchangeable Preferred shall be cumulative and shall continue to accrue whether or not declared and whether or not in any fiscal year there shall be net profits or surplus legally available for the payment of dividends in such fiscal year, so that if in any fiscal year or years, dividends in whole or in part are not paid upon the Exchangeable Preferred, unpaid dividends shall accumulate as against the holders of our common stock or shares of any other class or series of our capital stock ranking, as to dividends, junior to the Exchangeable Preferred. Except as described in the next paragraph, we will not, so long as the Exchangeable Preferred remains outstanding, pay any dividends on or with respect to any shares of our common stock or shares of any other class or series of our capital stock ranking, as to dividends, junior to the Exchangeable Preferred (other than a dividend paid in shares of common stock or in shares of any other class or series of capital stock ranking junior to the Exchangeable Preferred as to dividends and upon liquidation) for any period, nor will we redeem, purchase or otherwise acquire any shares of our common stock or shares of any other class or series of our capital stock ranking, as to dividends, junior to the Exchangeable Preferred, without the prior consent of the holders of a majority of the outstanding shares of Exchangeable Preferred.

        Notwithstanding the foregoing, we may repurchase or redeem shares of our common stock from our current or former employees pursuant to agreements providing for such repurchase right at a repurchase price of not more than the price per share paid by such current or former employee, so long as such agreements have been approved by our board of directors.

Liquidation Preference

        If we liquidate, dissolve or wind up, holders of Exchangeable Preferred will have the right to receive, before any payments are made to the holders of our common stock and any other capital stock ranking junior to the Exchangeable Preferred as to liquidation rights, an amount per share equal to the greater of (i) the purchase price per share of the Exchangeable Preferred plus any accrued and unpaid dividends through the date of payment (whether or not declared), or (ii) ten times the 20-day trailing average closing price of our common stock on Nasdaq preceding the date of payment. If we consummate a change in control transaction, holders of Exchangeable Preferred will have the right to receive, before any payments are made to the holders of our common stock and any other capital stock ranking junior to the Exchangeable Preferred as to liquidation rights, an amount per share equal to the greater of (i) the purchase price per share of the Exchangeable Preferred plus any accrued and unpaid dividends through the date of payment (whether or not declared), or (ii) ten times the fair market value of the consideration per share of common stock received by each holder of our common stock in the change in control transaction. If, upon our liquidation, dissolution, winding up or change in control, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Exchangeable Preferred Stock, then the holders of the Exchangeable Preferred will share proportionately in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Exchangeable Preferred will have no right or claim to any of our remaining assets. For this purpose, a change in control shall mean (i) a consolidation, merger, reorganization or other form of acquisition of or by us in which our stockholders immediately prior to the transaction retain less than 50% of the voting power of or economic interest in the surviving or resulting entity (or its parent) immediately after the transaction, (ii) a sale of our assets in excess of a majority of our assets (valued at fair market value as determined in good faith by our board of directors), (iii) the acquisition by any person, other than Warburg Pincus & Co. and any of its affiliates, of more than 50% of our outstanding voting securities, or (iv) during any period of 24 consecutive months, individuals who at the beginning of such period were members of our board of directors (together with any new directors whose election or appointment was approved by the directors then in office) cease for any reason to constitute a majority of the members of our board of directors or the board of directors of the surviving or resulting entity (or its parent).

Redemption

        If the Exchangeable Preferred remains outstanding on the later of the four year anniversary of the initial closing of the sale of Exchangeable Preferred hereunder or thirty days after we publicly announce the results of our ongoing Phase 3 clinical trial of EFAPROXYN in patients with brain metastases originating from breast cancer, holders of a majority of the outstanding shares of Exchangeable Preferred may cause us, at any time thereafter, to redeem all (but not less than all) shares of Exchangeable Preferred for cash in a per share amount equal to the greater of (i) the purchase price per share of Exchangeable Preferred plus any accrued and unpaid dividends through the date of redemption (whether or not declared), or (ii) ten times the 20-day trailing average closing price of our common stock on Nasdaq preceding the date of redemption, within 30 days of written notice from such initiating holders. If the Exchangeable Preferred remains outstanding on the later of the four year anniversary of the initial closing of the sale of Exchangeable Preferred hereunder or thirty days after we publicly announce the results of our ongoing Phase 3 clinical trial of EFAPROXYN in patients with brain metastases originating from breast cancer, we may at our option upon not less than 15 days' written notice redeem all (but not less than all) shares of Exchangeable Preferred for cash in a per share amount equal to the price determined in the same manner as calculated for a redemption demanded by holders of Exchangeable Preferred. If we redeem fewer than all of the outstanding shares of Exchangeable Preferred, the shares of Exchangeable Preferred to be redeemed will be redeemed proportionately among the holders. Holders of Exchangeable Preferred to be redeemed will surrender the preferred stock at the place designated in the applicable notice and will be entitled to the redemption price upon surrender of the preferred stock. From and after the date such redemption is to be made, unless there shall have been a default in payment of the redemption price, all rights of the holders of the Exchangeable Preferred (except the right to receive the redemption price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on our books or be deemed to be outstanding for any purpose whatsoever. The redemption provisions of the Exchangeable Preferred do not in any way limit or restrict our right or ability to purchase, from time to time either at a public or a private sale, all or any part of the Exchangeable Preferred at such price or prices as we may determine, subject to the provisions of applicable law.

Exchange

        Subject to the approval, on or prior to the fifteen month anniversary of the initial closing of the sale of Exchangeable Preferred hereunder, of holders of our common stock as required by applicable rules of the Nasdaq National Market, each share of Exchangeable Preferred shall be exchangeable for ten shares of common stock (subject to appropriate adjustment in the event of any stock split, stock dividend and the like affecting our common stock). If such approval is obtained and any required approvals under antitrust laws are obtained within the same time frame, each share of Exchangeable Preferred will automatically be exchanged for shares of our common stock, upon the later of the receipt of such stockholder approval or antitrust clearance, at a conversion rate equal to the original price per share of $22.10 for the Exchangeable Preferred divided by the price per share of $2.21 for the common stock, resulting in an initial exchange rate of ten shares of common stock for each share of Exchangeable Preferred. Our common stock is listed on the Nasdaq National Market under the symbol "ALTH." The exchange price of $2.21 per share for the common stock shall be subject to appropriate adjustment in the event of any stock dividend, stock split, stock distribution or combination, subdivision, reclassification or other corporate action having the similar effect with respect to the common stock, except that no adjustment will be made with respect to any dividends paid in additional shares of Exchangeable Preferred. As described above, upon any such exchange, all accrued but unpaid dividends (whether or not declared) on the Exchangeable Preferred must be paid in shares of our common stock in an amount equal to the dividends accrued through the exchange date, if any, divided by a price per share of $2.21 for such common stock. On the exchange date, all rights with respect to the Exchangeable Preferred so exchanged will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of shares of common stock into which such Exchangeable Preferred and any accrued but unpaid dividends thereon (whether or not declared) have been exchanged. Notwithstanding the foregoing, the holders shall have no obligation to exchange the Exchangeable Preferred for common stock if stockholder approval of the exchange is not obtained on or prior to the fifteen month anniversary of the initial closing of the sale of Exchangeable Preferred hereunder, in which case such Exchangeable Preferred shall remain outstanding pursuant to its terms.

Voting Rights

        Shares of Exchangeable Preferred will generally have no voting rights, except as required by law and except that the consent of holders of a majority of the outstanding Exchangeable Preferred will be required to amend or repeal the terms of the Exchangeable Preferred in manner that adversely affects the Exchangeable Preferred, so long as the Exchangeable Preferred remains outstanding.

Subscription Rights

        Pursuant to a Securities Purchase Agreement to be entered into between us and the purchasers of Exchangeable Preferred, Warburg will have subscription rights in respect of any future issuance by us of our equity securities, subject to customary exceptions, so long as it owns at least 2/3rds of the number of shares of Exchangeable Preferred sold to it pursuant to this prospectus supplement (or 2/3rds of the aggregate number of shares of common stock issued upon exchange of such Exchangeable Preferred, in the event the exchange of Exchangeable Preferred for shares of common stock has occurred). If we determine to issue any equity securities not subject to such exceptions, then we must provide notice to Warburg and offer to sale a pro rata amount of such securities to Warburg, on the same terms we propose to sell such securities to other investors, based on its ownership of our outstanding common stock.

Registration Rights

        Pursuant to a Registration Rights Agreement to be entered into between us and the purchasers of Exchangeable Preferred hereunder, beginning on the second anniversary of the initial closing of the sale of Exchangeable Preferred, the purchasers of Exchangeable Preferred will be entitled to certain registration rights with respect to the shares of common stock, if any, issued upon exchange of the Exchangeable Preferred. Such purchasers or their assignees will have one demand registration (which may be an underwritten demand but which may be initiated only by Warburg), two S-3 shelf registrations (which may be initiated only by Warburg) and unlimited piggyback rights in respect of any shares of common stock then owned by such purchasers or their assignees.

Board Rights

        Pursuant to a Securities Purchase Agreement to be entered into between us and the purchasers of Exchangeable Preferred, Warburg will have the right to designate members for election to our board of directors. For so long as Warburg owns at least 2/3rds of the number of shares of Exchangeable Preferred sold to it pursuant to this prospectus supplement (or 2/3rds of the aggregate number of shares of common stock issued upon exchange of such Exchangeable Preferred, in the event the exchange of Exchangeable Preferred for shares of common stock has occurred), it shall have the right to designate two members to our board of directors. If Warburg. no longer has the right to designate two members of our board of directors, for so long as Warburg owns at least 50% of the number of shares of Exchangeable Preferred sold to it pursuant to this prospectus supplement (or 50% of the aggregate number of shares of common stock issued upon exchange of such Exchangeable Preferred, in the event the exchange of Exchangeable Preferred for shares of common stock has occurred), it shall have the right to designate one member to our board of directors. Subject to applicable law and rules and regulations of the SEC and The Nasdaq Stock Market, we will be obligated to use our reasonable best efforts to cause the designated directors to be elected to our board of directors and to cause one of the designated directors to be a member of each principle committee of our board of directors.

Amendment of Rights Agreement

        In May 2003, we entered into a Rights Agreement (the "Rights Agreement") with Mellon Investor Services LLC, our transfer agent. Our board of directors adopted the Rights Agreement as a means to guard against abusive takeover tactics and not in response to any particular proposal. Currently, the rights provided under the Rights Agreement will be exercisable only if a person or group acquires 15% or more of our common stock or announces a tender offer for 15% or more of our common stock (a "Triggering Event"). If a person acquires 15% or more of our common stock, all holders of such rights, except the buyer, will be entitled to acquire our common stock at a discount. Acquisitions of stock directly from the Company are generally excluded from causing a Triggering Event. Because Warburg will, in the event its shares of Exchangeable Preferred are exchanged for shares of common stock, own a substantial percentage of the Company's outstanding capital stock, we intend to amend the Rights Agreement to provide that Warburg and its affiliates will be exempt from the Rights Agreement, unless Warburg and its affiliates become, without our prior consent, the beneficial owner of more than 44% of our common stock, calculated as if all shares of Exchangeable Preferred (and including any accrued dividends thereon) have been exchanged for common stock as of immediately following the original issuance of the Exchangeable Preferred. Under the Rights Agreement, our board of directors has express authority to amend the Rights Agreement without stockholder approval; however, pursuant to the standstill agreement discussed below, we have agreed not to amend the Rights Agreement in a manner that would cause Warburg to not be exempt from the Rights Agreement as contemplated by the amendment discussed above.

Standstill and Voting Agreement

        As part of its purchase of Exchangeable Preferred in this offering, Warburg will enter into a standstill agreement agreeing not to pursue, for four years, certain activities the purpose or effect of which may be to change or influence the control of Allos. In addition, with respect to any vote to elect or remove our directors, Warburg and its affiliates will agree to vote any shares of our common stock owned by Warburg and its affiliates in excess of 33% of our total outstanding common stock either as recommended by our board of directors or in the same proportion with the votes of shares of all other common stock voted in such election, at Warburg's option.

Other Terms

        The foregoing description of the principal terms of the Series A Exchangeable Preferred Stock and related Securities Purchase Agreement, Registration Rights Agreement and Certificate of Designations are a summary only. The complete text of each of the agreements will be filed as exhibits to a Current Report on Form 8-K on or about the date of this prospectus supplement.

LEGAL MATTERS

        The validity of the securities being offered hereby will be passed upon by Cooley Godward LLP, Broomfield, Colorado.

WHERE YOU CAN FIND MORE INFORMATION

        We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of Exchangeable Preferred we are offering under this prospectus supplement. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus supplement, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to herein are not necessarily complete and, where any contract is an exhibit to the registration statement or other document incorporated herein by reference, each statement with respect to the contract is qualified in all respects by the provisions of the relevant exhibit, to which reference is hereby made. You may read and copy the registration statement, as well as any other material we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that, like us, file electronically with the SEC. The SEC's Internet site can be found at "http://www.sec.gov."

        The SEC allows us to "incorporate by reference" information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement. Information in this prospectus supplement supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus supplement, while information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus supplement the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement but prior to the termination of the offering of the securities covered by this prospectus supplement (other than information or reports furnished on Form 8-K under Items 2.02 and 7.01):

  •
  Our annual report on Form 10-K for the year ended December 31, 2003, as amended;

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  All other reports filed by us pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2003*; and

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  The description of our common stock set forth in our registration statement on Form 8-A, filed with the SEC on March 6, 2000.

*
Pursuant to General Instruction B(2) and (6) of Form 8-K, information or reports furnished on Form 8-K under Items 2.02 and 7.01 are not deemed to be "filed" for the purpose of Section 18 of the Exchange Act, and will not subject us to the liabilities of that section. We are not incorporating and will not incorporate by reference future information or reports furnished under Item 2.02 and/or Item 7.01 of Form 8-K into a filing under the Securities Act or the Exchange Act or into this prospectus.

        As a recipient of this prospectus supplement, you may request a copy of any document we incorporate by reference, other than exhibits to such documents (unless the exhibits are specifically incorporated by reference into this prospectus), at no cost, by writing or calling us at: Allos Therapeutics, Inc., Attention: Chief Executive Officer, 11080 CirclePoint Road, Suite 200, Westminster, Colorado 80020, telephone: (303) 426-6262.

Filed Pursuant to Rule 424(b)(3)
Registration File No. 333-113353

PROSPECTUS

$75,000,000

ALLOS THERAPEUTICS, INC.

Common Stock
Preferred Stock
Depositary Shares
Debt Securities
Warrants

        From time to time, we may offer up to $75,000,000 of any combination of the securities described in this prospectus. Any preferred stock that we sell may be sold either as shares of preferred stock or represented by depositary shares.

        We will provide specific terms of these offerings and securities in supplements to this prospectus. You should read this prospectus, the information incorporated by reference in this prospectus and any prospectus supplement carefully before you invest.

        Our common stock is traded on the Nasdaq National Market under the symbol "ALTH." The applicable prospectus supplement will contain information, where applicable, as to any other listing on the Nasdaq National Market or any securities market or other exchange of the securities, if any, covered by the prospectus supplement.

        INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE SECTION ENTITLED "RISK FACTORS" CONTAINED IN OUR MOST RECENT ANNUAL REPORT ON FORM 10-K AND QUARTERLY REPORT ON FORM 10-Q, AS WELL AS ANY AMENDMENTS THERETO, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

        THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

        The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution" in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is April 21, 2004

ABOUT THIS PROSPECTUS
SUMMARY
RISK FACTORS
FORWARD-LOOKING INFORMATION
FINANCIAL RATIOS
USE OF PROCEEDS
DESCRIPTION OF CAPITAL STOCK
DESCRIPTION OF DEPOSITARY SHARES
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF WARRANTS
LEGAL OWNERSHIP OF SECURITIES
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION

        You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a "shelf" registration process. Under this shelf registration process, we may sell common stock, preferred stock, depositary shares, debt securities and warrants in one or more offerings up to a total dollar amount of $75,000,000. Any preferred stock that we sell may be sold either as shares of preferred stock or be represented by depositary shares. This prospectus provides you with a general description of the securities we may offer. Each time we sell any securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of those securities. We may also add, update or change in a prospectus supplement any of the information contained in this prospectus or in documents we have incorporated by reference into this prospectus. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to this offering. You should carefully read both this prospectus and the applicable prospectus supplement together with the additional information described under "Where You Can Find More Information" before buying securities in this offering.

SUMMARY
Prospectus Summary

        This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, including the risks of investing discussed under "Risk Factors" beginning on page 5, the information incorporated by reference, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

        Throughout this prospectus, references to "Allos," the "Company," "we," "us," and "our" refer to Allos Therapeutics, Inc.

Our Company

        Allos Therapeutics, Inc. is a biopharmaceutical company that is focused on developing and commercializing innovative small molecule drugs for improving cancer treatments. Small molecule drugs, in general, are non-protein products produced by chemical synthesis rather than biological methods. We strive to develop drugs that improve the treatment of cancer and enhance the power of current therapies. Our goal is to build a profitable company by generating income from products we develop and commercialize, either alone or together with one or more potential strategic partners. Our focus is on product opportunities that build on our internal clinical development and regulatory expertise and address important medical markets. We endeavor to grow our existing portfolio of oncology product candidates through further clinical development of current small molecules and ongoing product acquisition and in-licensing efforts.

        We have two product candidates that are currently under development, RSR13 (efaproxiral) and PDX (10-propargyl-10-deazaaminopterin).

  •
  RSR13 is the first synthetic small molecule designed to sensitize hypoxic, or oxygen-deprived, areas of tumors prior to radiation therapy by facilitating the release of oxygen from hemoglobin, the oxygen-carrying protein contained within red blood cells, and increasing the level of oxygen in tumors. The presence of oxygen in tumors is an essential element for the effectiveness of radiation therapy. By increasing tumor oxygenation, we believe RSR13 has the potential to enhance the efficacy of standard radiation therapy.

    We have completed a pivotal Phase 3 trial of RSR13 plus whole brain radiation therapy in 538 patients with brain metastases. On April 23, 2003, we announced the preliminary results of this trial in which the survival benefit observed did not reach statistical significance in either of the pre-specified intent-to-treat groups. However, the results demonstrated a statistically significant survival benefit in patients with brain metastases originating from breast cancer. Based on these findings, in December 2003, we submitted a New Drug Application, or NDA, to the United States Food and Drug Administration, or FDA, for approval to market RSR13 as an adjunct to whole brain radiation therapy for the treatment of brain metastases originating from breast cancer. In February 2004, the FDA accepted our NDA with priority review and established an action date by June 2004. We also intend to submit a Marketing Authorization Application, or MAA, in Europe for approval to market RSR13 in this indication in the first half of 2004.

    We have also demonstrated in Phase 2 clinical trials that RSR13 plus radiation therapy improves survival in patients with glioblastoma multiforme, or GBM, a highly aggressive form of primary brain cancer, and in patients with non-small cell lung cancer, or NSCLC. In February 2004, we initiated a randomized, open-label Phase 3 trial of RSR13 as an adjunct to radiation therapy for the treatment of brain metastases originating from breast cancer. We also are evaluating or plan to evaluate RSR13 in many other tumor types and clinical situations requiring radiation therapy, such as non-small cell lung cancer, cervical cancer, esophageal and head and neck cancers.

  •
  PDX is an injectable small molecule chemotherapeutic agent that has a superior potency and toxicity profile relative to methotrexate and other related dihydrofolate reductase, or DHFR, inhibitors. Drugs that inhibit DHFR, such as methotrexate, were among the first chemotherapeutic agents discovered. Methotrexate remains one of the most widely applied chemotherapy drugs and is used to treat breast, bladder and head and neck cancers, leukemias and other cancers.

    PDX is the subject of several published articles and studies, the latest of which is a Phase 2 study of PDX as a single agent in 39 pretreated patients with advanced-stage non-small cell lung cancer. Current clinical trials include a single-agent study in non-Hodgkin's lymphoma (Phase 1/2), mesothelioma (Phase 2), and a combination study with docetaxel in NSCLC patients (Phase 1).

        We are a Delaware corporation with our principal executive offices located at 11080 CirclePoint Road, Suite 200, Westminster, Colorado 80020. Our telephone number is (303) 426-6262. Our web site is located at www.allos.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this document. Our web site address is included in this document as an inactive textual reference only. Our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments or exhibits to those reports, are available free of charge through our Web site as soon as reasonably practicable after we file them with, or furnish them to, the SEC.

The Securities We May Offer

        We may offer shares of our common stock and preferred stock, depositary shares, various series of debt securities and warrants to purchase any of such securities with a total value of up to $75 million from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of offering. Any preferred stock that we may offer may be offered either as shares of preferred stock or be represented by depositary shares. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

  •
  designation or classification;

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  aggregate principal amount or aggregate offering price;

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  maturity;

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  original issue discount, if any;

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  rates and times of payment of interest or dividends, if any;

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  redemption, conversion, exchange or sinking fund terms, if any;

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  conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;

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  ranking;

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  restrictive covenants, if any;

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  voting or other rights, if any; and

  •
  important federal income tax considerations.

        The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus.

        THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

        We may sell the securities directly to or through underwriters, dealers or agents. We, and our underwriters or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through underwriters or agents, we will include in the applicable prospectus supplement:

  •
  the names of those underwriters or agents;

  •
  applicable fees, discounts and commissions to be paid to them;

  •
  details regarding over-allotment options, if any; and

  •
  the net proceeds to us.

        Common Stock.    We may issue shares of our common stock from time to time. Holders of our common stock are entitled to one vote per share for the election of directors and on all other matters that require stockholder approval. Subject to any preferential rights of any outstanding preferred stock, in the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in the assets remaining after payment of liabilities and the liquidation preferences of any outstanding preferred stock. Our common stock does not carry any preemptive rights enabling a holder to subscribe for, or receive shares of, any class of our common stock or any other securities convertible into shares of any class of our common stock, or any redemption rights.

        Preferred Stock.    We may issue shares of our preferred stock from time to time, in one or more series. Under our certificate of incorporation, our board of directors has the authority, without further action by stockholders, to designate up to 10,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges, qualifications and restrictions granted to or imposed upon the preferred stock, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preference and sinking fund terms, any or all of which may be greater than the rights of the common stock. To date, our board of directors has designated 1,000,000 of the 10,000,000 authorized shares of preferred stock as Series A Junior Participating Preferred Stock, which series is described in greater detail in this prospectus under "Description of Capital Stock—Preferred Stock—Share Purchase Rights Plan."

        We will fix the rights, preferences, privileges, qualifications and restrictions of the preferred stock of each series that we sell under this prospectus and applicable prospectus supplements in the certificate of designation relating to that series. We will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. We urge you to read the prospectus supplements related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

        Depositary Shares.    We may elect to offer fractional shares of preferred stock rather than full shares of preferred stock and, in that event, will issue receipts for depositary shares. Each of these depositary shares will represent a fraction, which will be set forth in the applicable prospectus supplement, of a share of the applicable series of preferred stock.

        Any depositary shares that we sell under this prospectus will be evidenced by depositary receipts issued under a deposit agreement between us and a depositary with whom we deposit the shares of the applicable series of preferred stock that underlie the depositary shares that are sold. A form of deposit agreement, including a form of depositary receipt, has been filed as an exhibit to the registration statement of which this prospectus is a part, and supplements to those forms containing other terms of any depositary shares that we offer under this prospectus will be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC. We urge you to read the prospectus supplements related to any depositary shares being offered, as well as the complete deposit agreement and depositary receipt.

        Debt Securities.    We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsubordinated debt that we may have and may be secured or unsecured. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all or some portion of our indebtedness. Any convertible debt securities that we issue will be convertible into or exchangeable for our common stock or other securities of ours. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

        The debt securities will be issued under one or more documents called indentures, which are contracts between us and a trustee for the holders of the debt securities. In this prospectus, we have summarized certain general features of the debt securities. We urge you, however, to read the prospectus supplements related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. Indentures have been filed as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of debt securities being offered will be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

        Warrants.    We may issue warrants for the purchase of our common stock, preferred stock, depositary shares and/or debt securities in one or more series, from time to time. We may issue warrants independently or together with common stock, preferred stock, depositary shares and/or debt securities, and the warrants may be attached to or separate from those securities.

        The warrants will be evidenced by warrant certificates issued under one or more warrant agreements, which are contracts between us and an agent for the holders of the warrants. In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the prospectus supplements related to the series of warrants being offered, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants. Forms of warrant agreements and warrant certificates relating to warrants for the purchase of common stock, preferred stock, depositary shares and debt securities have been filed as exhibits to the registration statement of which this prospectus is a part, and complete warrant agreements and warrant certificates containing the terms of the warrants being offered will be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

RISK FACTORS

        Except for the historical information contained in this prospectus or incorporated by reference, this prospectus (and the information incorporated by reference in this prospectus) contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those discussed here or incorporated by reference. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the section entitled "RISK FACTORS" contained in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the SEC, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated herein by reference in their entirety (the "Allos Risk Factors").

        Investment in our securities involves risks. Prior to making a decision about investing in our securities, you should consider carefully the Allos Risk Factors, together with all of the other information contained or incorporated by reference in this prospectus and any prospectus supplement, including any additional specific risks described in any prospectus supplement. Each of these risk factors could adversely affect our business, operating results and financial condition, which may result in the loss of all or part of your investment.

        Keep these risk factors in mind when you read forward-looking statements contained elsewhere or incorporated by reference in this prospectus and the prospectus supplement. These statements relate to our expectations about future events. Discussions containing forward-looking statements may be found, among other places, in "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference from our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC. These forward-looking statements are based largely on our expectations and projections about future events and future trends affecting our business, and so are subject to risks and uncertainties, including the risks and uncertainties described below under "Forward-Looking Information," that could cause actual results to differ materially from those anticipated in the forward-looking statements.

FORWARD-LOOKING INFORMATION

        This prospectus, including the information that we incorporate by reference, contains various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended, (the "Exchange Act"). These statements are based on management's beliefs as well as assumptions made by, and information currently available to, management. These forward-looking statements can generally be identified as such because the context of the statement will include words such as "may," "will," "intends," "plans," "believes," "anticipates," "expects," "estimates," "predicts," "potential," "continue," or "opportunity," the negative of these words or words of similar import. Similarly, statements that describe our reserves and our future plans, strategies, intentions, expectations, objectives, goals or prospects are also forward-looking statements. Such statements are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, projected or expected. Forward-looking statements include, without limitation, statements set forth in this prospectus and incorporated by reference in this prospectus regarding, among other things:

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  our intention to seek regulatory approvals in the United States and Europe for RSR13 and to undertake commercialization efforts if any such regulatory approvals are obtained;

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  our plans to continue development of our current product candidates, including RSR13 and PDX, and to conduct clinical trials of RSR13 and PDX for the treatment of certain indications;

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  the potential for RSR13 to enhance the efficacy of standard radiation therapy and certain chemotherapeutic drugs;

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  the ability of RSR13 to improve existing cancer treatments and treat many diseases and clinical conditions attributed to or aggravated by oxygen deprivation;

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  any plans to develop sales and marketing capabilities, either internally or through contract relationships or strategic collaborations;

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  any plans to secure additional third-party manufacturing arrangements;

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  our intention to evaluate the in-licensing or purchase of complimentary products to enhance our oncology portfolio; and

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  our intention to seek corporate partners to jointly develop RSR13 for treating other indications outside oncology.

        Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause such differences include, among other things, the following:

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  the inability to obtain regulatory approvals in the United States or Europe for RSR13 or delays in such approvals;

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  difficulties or delays we may experience in the conduct of clinical trials and whether the results of those clinical trials will be adequate to support regulatory filings and/or approvals;

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  the ability of our third party collaborators to satisfactorily perform their functions relating to research and development activities and the manufacture of our product candidates;

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  difficulties we may experience in developing and commercializing our small molecule drugs, especially RSR13 as our lead clinical candidate, to address the treatment of cancer and other indications outside oncology;

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  difficulties we may experience in identifying, licensing or purchasing complimentary products for our oncology portfolio;

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  difficulties we may experience in identifying and successfully collaborating with appropriate corporate partners;

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  the effect of capital market conditions and other factors on capital availability; and

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  other factors referenced in this prospectus.

        Because the risks and uncertainties referred to above, as well as the risk factors incorporated by reference, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Except as required by law, we undertake no obligation to publicly revise our forward-looking statements to reflect events or circumstances that arise after the date of this prospectus or the prospectus supplement or the date of documents incorporated by reference in this prospectus that include forward-looking statements.

FINANCIAL RATIOS

        The following table sets forth our ratio of earnings to fixed charges and the ratio of our combined fixed charges and preference dividends to earnings for each of the periods presented. Our earnings were insufficient to cover fixed charges in each of the years in the five-year period ended December 31, 2003. Because of the deficiency, the ratio information is not applicable. The extent to which earnings were insufficient to cover fixed charges is shown below. Amounts shown are in thousands.

	Year Ended December 31,
	1999	2000	2001	2002	2003
Ratio of earnings to fixed charges	—	—	—	—	—
Ratio of combined fixed charges and preference dividends to earnings	—	—	—	—	—
Deficiency of earnings available to cover fixed charges	$(20,901)	$(23,361)	$(20,144)	$(25,769)	$(23,127)

        For purposes of computing the ratio of earnings to fixed charges and the ratio of our combined fixed charges and preference dividends to earnings, fixed charges represent the portion of operating lease rental expense that is representative of interest. Earnings consist of income (loss) before income taxes, plus fixed charges. For the periods set forth in the table above, we had preference securities outstanding only during 1999 and 2000, and have no preference securities outstanding as of the date of this prospectus.

USE OF PROCEEDS

        Except as described in any prospectus supplement, we currently intend to use the net proceeds from the sale of our securities under this prospectus for general corporate purposes.

DESCRIPTION OF CAPITAL STOCK

        As of the date of this prospectus, our certificate of incorporation authorizes us to issue 75,000,000 shares of common stock, par value $0.001 per share and 10,000,000 shares of preferred stock, par value $0.001 per share. As of March 2, 2004, approximately 31,104,447 shares of common stock were outstanding and no shares of preferred stock were outstanding. To date, our board of directors has designated 1,000,000 of the 10,000,000 authorized shares of preferred stock as Series A Junior Participating Preferred Stock, which series is described in greater detail below under "—Preferred Stock—Share Purchase Rights Plan."

        The following summary describes the material terms of our capital stock and stockholder rights plan. The description of capital stock and stockholder rights plan is qualified by reference to our amended and restated certificate of incorporation, as amended, our bylaws, as amended, the certificate of designation for our Series A Junior Participating Preferred Stock, and our stockholder rights plan, which are incorporated by reference as exhibits into the registration statement of which this prospectus is a part.

Common Stock

        Voting.    Common stockholders are entitled to one vote per share for the election of directors and on all other matters that require stockholder approval.

        Dividends and Other Distributions.    Holders of our common stock are entitled to share in an equal amount per share in any dividends declared by our board of directors on the common stock and paid out of legally available assets.

        Distribution on Dissolution.    Subject to any preferential rights of any outstanding preferred stock, in the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in the assets remaining after payment of liabilities and the liquidation preferences of any outstanding preferred stock.

        Other Rights.    Our common stock does not carry any preemptive rights enabling a holder to subscribe for, or receive shares of, any class of our common stock or any other securities convertible into shares of any class of our common stock, or any redemption rights.

        Additional shares of authorized common stock may be issued, as authorized by our board of directors from time to time, without stockholder approval, except as may be required by applicable stock exchange requirements.

Preferred Stock

        Under our certificate of incorporation, our board of directors has the authority, without further action by stockholders, to designate up to 10,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges, qualifications and restrictions granted to or imposed upon the preferred stock, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preference and sinking fund terms, any or all of which may be greater than the rights of the common stock. To date, our board of directors has designated 1,000,000 of the 10,000,000 authorized shares of preferred stock as Series A Junior Participating Preferred Stock, which series is described in greater detail below under "—Share Purchase Rights Plan."

        The issuance of preferred stock could adversely affect the voting power of holders of common stock and reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation. The issuance could have the effect of decreasing the market price of our common stock. The issuance of preferred stock also could have the effect of delaying, deterring or preventing a change in control of our company.

        Our board of directors will fix the rights, preferences, privileges, qualifications and restrictions of the preferred stock of each series that we sell under this prospectus and applicable prospectus supplements in the certificate of designation relating to that series. We will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description will include:

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  the title and stated value;

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  the number of shares we are offering;

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  the liquidation preference per share;

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  the purchase price per share;

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  the dividend rate per share, dividend period and payment dates and method of calculation for dividends;

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  whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

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  our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

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  the procedures for any auction and remarketing, if any;

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  the provisions for a sinking fund, if any;

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  the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

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  any listing of the preferred stock on any securities exchange or market;

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  whether the preferred stock will be convertible into our common stock or other securities of ours, including depositary shares and warrants, and, if applicable, the conversion period, the conversion price, or how it will be calculated, and under what circumstances it may be adjusted;

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  whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange period, the exchange price, or how it will be calculated, and under what circumstances it may be adjusted;

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  voting rights, if any, of the preferred stock;

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  preemption rights, if any;

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  restrictions on transfer, sale or other assignment, if any;

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  whether interests in the preferred stock will be represented by depositary shares;

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  a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

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  the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

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  any limitations on issuances of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

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  any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred stock.

        When we issue shares of preferred stock under this prospectus, the shares will be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

        Delaware law provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

        Share Purchase Rights Plan.    Each outstanding share of our common stock has attached to it one preferred share purchase right, which we refer to as a right. Each right entitles the registered holder of our common stock to purchase from us one one-hundredth of a share of Series A Junior Participating Preferred Stock, which we refer to as participating preferred shares, at a price of $30.00 per one one-hundredth of a participating preferred share, subject to adjustment. Each one one-hundredth of a share of participating preferred shares has designations and powers, preferences and rights, and the qualifications, limitations and restrictions which make its value approximately equal to the value of a share of our common stock. The description and terms of the rights are set forth in a Rights Agreement, dated as of May 6, 2003, between us and Mellon Investor Services, LLC, as rights agent, which is incorporated by reference as an exhibit into the registration statement of which this prospectus is a part.

        Until the distribution date described below, we will not issue separate certificates evidencing the rights. Until that date, the rights will be evidenced, with respect to any common stock certificate, by that common stock certificate. The rights will detach from the common stock and a distribution date will occur upon the earlier of the following dates:

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  the date of a public announcement that an "acquiring person," which may include an entity or group of affiliated or associated persons, has acquired beneficial ownership of 15% or more of our outstanding common stock, or

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  the tenth business day following the commencement of, or the first public announcement by any person or group of an intention to commence, a tender offer that would result in any person or entity, including a group of affiliated or associated persons, acquiring beneficial ownership of 15% or more of our outstanding common stock.

Our board of directors may postpone the distribution date by determining a later distribution date before the time any person or group becomes an acquiring person.

        The term "acquiring person" does not include us, any of our subsidiaries, any of our or our subsidiaries' employee benefit plans or any entity holding our common stock for or under any of our or our subsidiaries' employee benefit plans. In addition, a person who would otherwise be an acquiring person will not be considered an acquiring person if our board of directors determines in good faith that such person inadvertently became the beneficial owner of 15% or more of our common stock and such person divests itself, as promptly as practicable, of beneficial ownership of a sufficient number of shares of our common stock so that it would no longer otherwise qualify as an acquiring person.

        In addition, except under limited circumstances, no person or entity shall become an acquiring person as the result of the acquisition of our common stock which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such person or entity to 15% or more of our outstanding common stock.

        The rights agreement provides that, until the distribution date, or earlier redemption or expiration of the rights, the rights will be transferred only with our common stock. The rights will be evidenced, with respect to any common stock certificate outstanding as of May 28, 2003, by that common stock certificate with a summary of the rights attached to it. Until the distribution date, or earlier redemption or expiration of the rights, new common stock certificates issued after May 28, 2003, upon transfer or new issuances of common stock will contain a notation incorporating the rights agreement by reference. Until the distribution date, the surrender for transfer of any certificates for common stock, even without a summary of the rights attached to it, also will constitute the transfer of the rights associated with the common stock represented by that certificate. As soon as practicable after the distribution date, separate certificates evidencing the rights will be mailed to holders of record of our common stock as of the close of business on the distribution date, and the separate right certificates alone will evidence the rights. Only our common stock issued before the distribution date will be issued with rights.

        The rights are not exercisable until the distribution date. The rights will expire on May 28, 2013, unless the rights are earlier redeemed or exchanged by us, in each case, as described below.

        The purchase price payable for the participating preferred shares, and the number of participating preferred shares or other securities or property issuable, upon exercise of the rights, as well as the number of rights outstanding, are subject to adjustment from time to time to prevent dilution in the following circumstances:

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  in the event of a stock dividend on, or a subdivision, combination or reclassification of the participating preferred shares,

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  upon the grant to holders of the participating preferred shares of rights or warrants to subscribe for or purchase participating preferred shares at a price, or securities convertible into participating preferred shares with a conversion price, less than the current market price of the participating preferred shares, or

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  upon the distribution to holders of the participating preferred shares of evidences of indebtedness, securities or assets, excluding regular quarterly cash dividends or dividends payable in participating preferred shares or of subscription rights or warrants, other than those referred to above.

        The number of outstanding rights and the number of one one-hundredths of a participating preferred share issuable upon exercise of each right are also subject to adjustment in the event of a dividend or other distribution on the common stock payable in common stock or subdivisions, consolidations or combinations of our common stock occurring, in any of those cases, before the distribution date.

        Participating preferred shares purchasable upon exercise of the rights will not be redeemable. Each participating preferred share will be entitled to a minimum preferential quarterly dividend payment of $1.00 per share, but will be entitled to an aggregate dividend of 100 times the dividend declared per share of our common stock. If there is a liquidation, the holders of the participating preferred shares will be entitled to a minimum preferential liquidation payment of $100 per share, but will be entitled to an aggregate payment of 100 times the payment made per share of our common stock. Each participating preferred share will have 100 votes, voting together with our common stock. If there is a merger, consolidation or other transaction in which our common stock is exchanged, each participating preferred share will be entitled to receive 100 times the amount received per share of our common stock. These rights are protected by customary antidilution provisions.

        Because of the nature of the dividend, liquidation and voting rights of the participating preferred shares, the value of the one one-hundredth interest in a participating preferred share purchasable upon exercise of each right should approximate the value of one share of our common stock.

        If any person or group becomes an acquiring person, or if we are the surviving corporation in a merger with an acquiring person or any affiliate or associate of an acquiring person and our common stock is not changed or exchanged, proper provision will be made so that each holder of a right, other than rights beneficially owned by the acquiring person, which will become null and void, will have the right to receive upon exercise of the right at the then-current market price, instead of participating preferred shares, that number of shares of our common stock having a market value of two times the exercise price of the right. If we do not have sufficient common stock issued but not outstanding, or authorized but unissued, to permit the exercise in full of the rights, we will be required to take all action necessary to authorize additional common stock for issuance upon exercise of the rights.

        If, after a person or group has become an acquiring person, we are acquired in a merger or other business combination transaction or 50% or more of our consolidated assets or earning power are sold, proper provision will be made so that each holder of a right, other than rights beneficially owned by the acquiring person, which will become null and void, will have the right to receive, upon the exercise of the right at its then-current exercise price and instead of participating preferred shares, that number of shares of common stock of the acquiring company, or its parent, which at the time of the transaction will have a market value of two times the exercise price of the right.

        At any time after any person or group becomes an acquiring person and before the acquisition by that person or group of 50% or more of our outstanding common stock, our board of directors may exchange the rights, in whole or in part, for a number of shares of our common stock, per right, having an aggregate value equal to the excess of the value of the shares of our common stock issuable upon exercise of a right after a person or group becomes an acquiring person over the purchase price, subject to adjustment. Our board of directors will not exchange the rights owned by the acquiring person or group, which will have become null and void.

        With specified exceptions, no adjustments in the purchase price for the preferred shares will be required until cumulative adjustments require an adjustment of at least 1% of that purchase price. No fractional participating preferred shares will be issued, other than fractions which are integral multiples of one one-hundredth of a participating preferred share, which may, at our election, be evidenced by depositary receipts. Instead of issuing fractional participating preferred shares, we will make an adjustment in cash based on the market price of the participating preferred shares on the last trading day before the date of exercise.

        Upon approval by our board of directors, we may redeem the rights, in whole, but not in part, at a price of $.001 per right at any time until the earlier of:

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  the day of a public announcement that a person or group has become an acquiring person, or

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  May 28, 2013.

        Until a right is exercised, the holder of the right, in the capacity of a holder, will have no rights as a stockholder of ours, including, without limitation, the right to vote or to receive dividends. Although the distribution of the rights will not be taxable to stockholders or to us, stockholders may, depending upon the circumstances, recognize taxable income in the event that the rights become exercisable for our common stock or other consideration, or for common stock of the acquiring company or its parent as set forth above.

        Any of the provisions of the rights agreement may be amended or supplemented by our board of directors before the distribution date. From and after the distribution date, we and the rights agent may amend or supplement the rights agreement from time to time without the approval of any holders of rights:

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  to cure any ambiguity, to correct or supplement any defective or inconsistent provisions,

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  to make any other provisions with respect to the rights which we and the rights agent may deem necessary or desirable.

        Notwithstanding this right to amend or supplement, from and after the distribution date, the rights agreement may not be amended in any manner which would adversely affect the interest of the holders of rights.

        The rights have certain anti-takeover effects. The rights will cause substantial dilution to a person or group that attempts to acquire us on terms not approved by our board of directors. The rights should not interfere with any merger or other business combination approved by the board of directors since the rights may be amended to permit such an acquisition or they can be redeemed by us at $.001 per right prior to the earliest of the time that a person or group has acquired beneficial ownership of 15% or more of our common stock or the final expiration date of the rights.

Registration Rights

        Certain holders of shares of our common stock are entitled to certain rights with respect to registration of those shares under the Securities Act. If we propose to register in an underwritten offering any of our securities under the Securities Act, either for our own account or for the account of others, the holders of these shares are entitled to notice of the registration and are entitled to include, at our expense, their shares of common stock in the registration and any related underwriting, provided, among other conditions, that the underwriters may limit the number of shares to be included in the registration. In addition, the holders of these shares may require us, at our expense and subject to certain limitations, to file a registration statement under the Securities Act with respect to their shares of common stock, and we will be required to use our best efforts to effect the registration.

Anti-Takeover Provisions

        Delaware Law.    We are governed by the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless before the date that the person became an "interested stockholder," the board of directors approved either the "business combination" or the transaction which makes the person an "interested stockholder," or after the date that the person became an "interested stockholder," the business combination is approved by our board of directors and the vote of at least 66 2/3% of our outstanding voting stock that is not owned by the "interested stockholder." Generally, a "business combination" includes a merger, asset sale or other transaction resulting in a financial benefit to the stockholder. An "interested stockholder" is a person who either owns 15% or more of our outstanding voting stock or, together with affiliates and associates, owns or, within three prior years, did own, 15% or more of our outstanding voting stock. The statute could have the effect of delaying, deferring or preventing a change in our control.

        Bylaw and Certificate of Incorporation Provisions.    Our bylaws provide that special meetings of our stockholders may be called only by the Chairman of the board of directors, our Chief Executive Officer or by the board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors. Our certificate of incorporation also specifies that the authorized number of directors may be changed only by resolution of the board of directors and does not include a provision for cumulative voting for directors. Under cumulative voting, a minority stockholder holding a sufficient percentage of a class of shares may be able to ensure the election of one or more directors. These and other provisions contained in our certificate of incorporation and bylaws could delay or discourage transactions involving an actual or potential change in control of us or our management, including transactions in which stockholders might otherwise receive a premium for their shares over then current prices. Such provisions could also limit the ability of stockholders to remove current management or approve transactions that stockholders may deem to be in their best interests and could adversely affect the price of our common stock.

Transfer Agent And Registrar

        The transfer agent and registrar for our common stock is Mellon Investor Services LLC.

Listing on the Nasdaq National Market

        Our common stock is listed on the Nasdaq National Market under the symbol "ALTH".

DESCRIPTION OF DEPOSITARY SHARES

        We may offer fractional shares of preferred stock rather than full shares of preferred stock, and, in that event, will issue receipts for depositary shares. Each of these depositary shares will represent a fraction, which will be set forth in the applicable prospectus supplement, of a share of the applicable series of preferred stock.

        The shares of any series of preferred stock underlying any depositary shares that we may sell under this prospectus will be deposited under a deposit agreement between us and a depositary selected by us. Subject to the terms of the deposit agreement, each holder of a depositary share will be entitled, in proportion to the applicable fraction of a share of the preferred stock underlying the depositary share, to all of the rights, preferences and privileges, and be subject to the qualifications and restrictions, of the preferred stock underlying that depositary share.

        The depositary shares will be evidenced by depositary receipts issued under a deposit agreement. Depositary receipts will be distributed to the holders of the depositary shares that are sold in the applicable offering. A form of deposit agreement, including a form of depositary receipt, has been filed as an exhibit to the registration statement of which this prospectus is a part, and supplements to those forms containing other terms of any depositary shares that we sell under this prospectus will be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC. The following description of the material terms of the deposit agreement, the depositary shares and the depositary receipts is only a summary. We urge you to read the prospectus supplements relating to any depositary shares that are sold under this prospectus, as well as the complete deposit agreement and depositary receipt.

        Form.    Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to the definitive depositary receipts but not in definitive form. These temporary depositary receipts entitle their holders to all of the rights of definitive depositary receipts. Temporary depositary receipts will then be exchangeable for definitive depositary receipts at our expense.

        Dividends and Other Distributions.    The depositary will distribute all cash dividends or other cash distributions received with respect to the underlying preferred stock to the record holders of depositary shares in proportion to the number of depositary shares owned by those holders.

        If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares in proportion to the number of depositary shares owned by those holders, unless the depositary determines that it is not feasible to do so. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to those holders in proportion to the number of depositary shares owned by them.

        Withdrawal of Underlying Preferred Stock.    Except as otherwise provided in a prospectus supplement, holders may surrender depositary receipts at the principal office of the depositary and, upon payment of any unpaid amount due to the depositary, be entitled to receive the number of whole shares of underlying preferred stock and all money and other property represented by the related depositary shares. We will not issue any partial shares of preferred stock. If the holder delivers depositary receipts evidencing a number of depositary shares that represent more than a whole number of shares of preferred stock, the depositary will issue a new depositary receipt evidencing the excess number of depositary shares to the holder.

        Redemption of Depositary Shares.    If the preferred stock underlying any depositary shares we may sell under this prospectus is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from any such redemption, in whole or in part, of that underlying preferred stock. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the underlying preferred stock. Whenever we redeem shares of underlying preferred stock that are held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the shares of underlying preferred stock so redeemed. If fewer than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionately, as may be determined by the depositary.

        Voting.    Upon receipt of notice of any meeting at which holders of the preferred stock underlying any depositary shares that we may sell under this prospectus are entitled to vote, the depositary will mail the information contained in the notice to the record holders of the depositary shares. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the underlying preferred stock, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the underlying preferred stock represented by the holder's depositary shares. The depositary will then try, as far as practicable, to vote the number of shares of preferred stock underlying those depositary shares in accordance with those instructions, and we will agree to take all reasonable actions which may be deemed necessary by the depositary to enable the depositary to do so. The depositary will not vote the underlying preferred stock to the extent it does not receive specific instructions with respect to the depositary shares representing such preferred stock.

        Conversion of Preferred Stock.    If the prospectus supplement relating to any depositary shares that we may sell under this prospectus states that the underlying preferred stock is convertible into our common stock or other securities, the following will apply. The depositary shares, as such, will not be convertible into any of our securities. Rather, any holder of the depositary shares may surrender the related depositary receipts to the depositary with written instructions that direct us to cause conversion of the preferred stock represented by the depositary shares into or for whole shares of our common stock or other securities, as applicable. Upon receipt of those instructions and any amounts payable by the holder in connection with the conversion, we will cause the conversion using the same procedures as those provided for conversion of the underlying preferred stock. If only some of a holder's depositary shares are converted, a new depositary receipt or receipts will be issued to the holder for any depositary shares not converted.

        Amendment and Termination of the Deposit Agreement.    The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary shares will not be effective until 90 days after notice of that amendment has been given to the holders. Each holder of depositary shares at the time any amendment becomes effective shall be deemed to consent and agree to that amendment and to be bound by the deposit agreement as so amended. The deposit agreement may be terminated by us or by the depositary only if all outstanding depositary shares have been redeemed or converted into any other securities into which the underlying preferred stock is convertible or there has been a final distribution, including to holders of depositary receipts, of the underlying preferred stock in connection with our liquidation, dissolution or winding up.

        Charges of Depositary.    We will pay all charges of the depositary, except for taxes and governmental charges and other charges as are expressly provided for in the deposit agreement to be for the account of the holders of depositary shares or persons other than ourselves who may deposit any underlying preferred stock with the depositary.

        Reports.    The depositary will forward to holders of depositary receipts all notices and reports from us that we deliver to the depositary and that we are required to furnish to the holders of the underlying preferred stock.

        Limitation on Liability.    Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our respective obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performance of our respective duties under the deposit agreement without, in our case, negligence or bad faith or, in the case of the depositary, negligence or willful misconduct. We and the depositary may rely upon advice of counsel or accountants, or upon information provided by persons presenting the underlying preferred stock for deposit, holders of depositary receipts or other persons believed by us in good faith to be competent and on documents believed to be genuine.

        Resignation and Removal of Depositary.    The depositary may resign at any time by delivering notice to us of its election to resign. We may remove the depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

DESCRIPTION OF DEBT SECURITIES

        The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will generally apply to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below.

        We will issue the senior notes under the senior indenture, which we will enter into with the trustee named in the senior indenture. We will issue the subordinated notes under the subordinated indenture, which we will enter into with the trustee named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement of which this prospectus is a part. We use the term "indentures" to refer to both the senior indenture and the subordinated indenture.

        The indentures will be qualified under the Trust Indenture Act of 1939. We use the term "debenture trustee" to refer to either the senior trustee or the subordinated trustee, as applicable.

        The following summaries of material provisions of the senior notes, the subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements related to the debt securities that we sell under this prospectus, as well as the complete indentures that contain the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior and the subordinated indentures are identical.

General

        We will describe in the applicable prospectus supplement the terms relating to a series of debt securities, including:

  •
  the title;

  •
  the principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;

  •
  any limit on the amount that may be issued;

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  whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;

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  the maturity date;

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  the principal amount due at maturity, and whether the debt securities will be issued with any original issue discount;

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  whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

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  the annual interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

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  whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

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  the terms of the subordination of any series of subordinated debt;

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  the place where payments will be payable;

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  restrictions on transfer, sale or other assignment, if any;

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  our right, if any, to defer payment of interest and the maximum length of any such deferral period;

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  the date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

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  provisions for a sinking fund, purchase or other analogous fund, if any;

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  the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder's option to purchase, the series of debt securities;

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  whether the indenture will restrict our ability and/or the ability of our subsidiaries to:

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  incur additional indebtedness;

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  issue additional securities;

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  create liens;

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  pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;

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  redeem capital stock;

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  place restrictions on our subsidiaries' ability to pay dividends, make distributions or transfer assets;

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  make investments or other restricted payments;

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  sell or otherwise dispose of assets;

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  enter into sale-leaseback transactions;

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  engage in transactions with stockholders and affiliates;

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  issue or sell stock of our subsidiaries; or

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  effect a consolidation or merger;

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  whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

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  a discussion of any material or special United States federal income tax considerations applicable to the debt securities;

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  information describing any book-entry features;

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  the procedures for any auction and remarketing, if any;

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  the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

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  if other than dollars, the currency in which the series of debt securities will be denominated; and

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  any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms which may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights

        We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for common stock or other securities of ours or a third party, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our securities or the securities of a third party that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

Consolidation, Merger or Sale

        The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not contain any covenant which restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor of ours or acquiror of such assets must assume all of our obligations under the indentures and the debt securities.

        If the debt securities are convertible for our other securities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities which the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

        The following are events of default under the indentures with respect to any series of debt securities that we may issue:

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  if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended or deferred;

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  if we fail to pay the principal, or premium, if any, when due and payable and the time for payment has not been extended or delayed;

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  if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

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  if specified events of bankruptcy, insolvency or reorganization occur.

        If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.

        The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture.

        Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

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  the direction so given by the holder is not in conflict with any law or the applicable indenture; and

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  subject to its duties under the Trust Indenture Act of 1939, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

        A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

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  the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

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  the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

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  the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

        These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

        We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

        We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters, including:

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  to fix any ambiguity, defect or inconsistency in the indenture;

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  to comply with the provisions described above under "Consolidation, Merger or Sale";

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  to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act of 1939;

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  to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

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  to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

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  to add to, delete from, or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issuance, authorization and delivery of debt securities or any series;

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  to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any of our rights or powers under the indenture; or

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  to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

        In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the debenture trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

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  extending the fixed maturity of the series of debt securities;

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  reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or

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  reducing the percentage of debt securities, the holders of which are required to consent to any supplemental indenture.

Discharge

        Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

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  register the transfer or exchange of debt securities of the series;

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  replace stolen, lost or mutilated debt securities of the series;

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  maintain paying agencies;

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  hold monies for payment in trust;

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  recover excess money held by the debenture trustee;

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  compensate and indemnify the debenture trustee; and

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  appoint any successor trustee.

        In order to exercise our rights to be discharged, we must deposit with the debenture trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

        We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, known as DTC, or another depositary named by us and identified in a prospectus supplement with respect to that series. See "Legal Ownership of Securities" for a further description of the terms relating to any book-entry securities.

        At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

        Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

        We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

        If we elect to redeem the debt securities of any series, we will not be required to:

  •
  issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

  •
  register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

        The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

        Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

        We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement, we may make interest payments by check which we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

        All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

        The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

Subordination of Subordinated Debt Securities

        The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not limit the amount of indebtedness which we may incur, including senior indebtedness or subordinated indebtedness, and do not limit us from issuing any other debt, including secured debt or unsecured debt.

DESCRIPTION OF WARRANTS

        The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which consist of warrants to purchase common stock, preferred stock, depositary shares and/or debt securities in one or more series. Warrants may be offered independently or together with common stock, preferred stock, depositary shares and/or debt securities offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement. The terms of any warrants we offer under a prospectus supplement may differ from the terms we describe below.

        We will issue the warrants under a warrant agreement which we will enter into with a warrant agent to be selected by us. We have filed forms of the warrant agreements and the related warrant certificates for each type of warrant we may offer under this prospectus as exhibits to the registration statement of which this prospectus is a part. We use the term "warrant agreement" to refer to any of these warrant agreements. We use the term "warrant agent" to refer to the warrant agent under any of these warrant agreements. The warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants.

        The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement applicable to a particular series of warrants. We urge you to read the applicable prospectus supplements related to the warrants that we sell under this prospectus, as well as the complete warrant agreements that contain the terms of the warrants.

General

        We will describe in the applicable prospectus supplement the terms relating to a series of warrants. If warrants for the purchase of debt securities are offered, the prospectus supplement will describe the following terms, to the extent applicable:

  •
  the offering price and the aggregate number of warrants offered;

  •
  the currencies in which the warrants are being offered;

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  the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities that can be purchased if a holder exercises a warrant;

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  the designation and terms of any series of debt securities with which the warrants are being offered and the number of warrants offered with each such debt security;

  •
  the date on and after which the holder of the warrants can transfer them separately from the related series of debt securities;

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  the principal amount of the series of debt securities that can be purchased if a holder exercises a warrant and the price at which and currencies in which such principal amount may be purchased upon exercise;

  •
  the terms of any rights to redeem or call the warrants;

  •
  the date on which the right to exercise the warrants begins and the date on which such right expires;

  •
  federal income tax consequences of holding or exercising the warrants; and

  •
  any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Warrants for the purchase of debt securities will be in registered form only.

        If warrants for the purchase of common stock, preferred stock or depositary shares are offered, the prospectus supplement will describe the following terms, to the extent applicable:

  •
  the offering price and the aggregate number of warrants offered;

  •
  the total number of shares that can be purchased if a holder of the warrants exercises them and, in the case of warrants for preferred stock or depositary shares, the designation, total number and terms of the series of preferred stock that can be purchased upon exercise or that are underlying the depositary shares that can be purchased upon exercise;

  •
  the designation and terms of any series of preferred stock or depositary shares with which the warrants are being offered and the number of warrants being offered with each share of common stock, preferred stock or depositary share;

  •
  the date on and after which the holder of the warrants can transfer them separately from the related common stock or series of preferred stock or depositary shares;

  •
  the number of shares of common stock or preferred stock or depositary shares that can be purchased if a holder exercises the warrant and the price at which such common stock, preferred stock or depositary shares may be purchased upon exercise, including, if applicable, any provisions for changes to or adjustments in the exercise price and in the securities or other property receivable upon exercise;

  •
  the terms of any rights to redeem or call, or accelerate the expiration of, the warrants;

  •
  the date on which the right to exercise the warrants begins and the date on which that right expires;

  •
  federal income tax consequences of holding or exercising the warrants; and

  •
  any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Warrants for the purchase of common stock, preferred stock or depositary shares will be in registered form only.

        A holder of warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any of the rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common stock, preferred stock or depositary shares are exercised, holders of the warrants will not have any rights of holders of the underlying common stock, preferred stock or depositary shares, including any rights to receive dividends or to exercise any voting rights, except to the extent set forth under "—Warrant Adjustments" below.

Exercise of Warrants

        Each holder of a warrant is entitled to purchase the principal amount of debt securities or number of shares of common stock, preferred stock or depositary shares, as the case may be, at the exercise price described in the applicable prospectus supplement. After the close of business on the day when the right to exercise terminates (or a later date if we extend the time for exercise), unexercised warrants will become void.

        A holder of warrants may exercise them by following the general procedure outlined below:

  •
  delivering to the warrant agent the payment required by the applicable prospectus supplement to purchase the underlying security;

  •
  properly completing and signing the reverse side of the warrant certificate representing the warrants; and

  •
  delivering the warrant certificate representing the warrants to the warrant agent within five business days of the warrant agent receiving payment of the exercise price.

        If you comply with the procedures described above, your warrants will be considered to have been exercised when the warrant agent receives payment of the exercise price, subject to the transfer books for the securities issuable upon exercise of the warrant not being closed on such date. After you have completed those procedures and subject to the foregoing, we will, as soon as practicable, issue and deliver to you the debt securities, common stock, preferred stock or depositary shares that you purchased upon exercise. If you exercise fewer than all of the warrants represented by a warrant certificate, a new warrant certificate will be issued to you for the unexercised amount of warrants. Holders of warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the warrants.

Amendments and Supplements to the Warrant Agreements

        We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure or correct a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially adversely affect the interests of the holders of the warrants.

Warrant Adjustments

        Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of securities covered by, a common stock warrant, preferred stock warrant or depositary share warrant will be adjusted proportionately if we subdivide or combine our common stock, preferred stock or depositary shares, as applicable. In addition, unless the prospectus supplement states otherwise, if we, without payment for:

  •
  issue capital stock or other securities convertible into or exchangeable for common stock or preferred stock, or any rights to subscribe for, purchase or otherwise acquire any of the foregoing, as a dividend or distribution to holders of our common stock or preferred stock;

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  pay any cash to holders of our common stock or preferred stock other than a cash dividend paid out of our current or retained earnings or other than in accordance with the terms of the preferred stock;

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  issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to holders of our common stock or preferred stock; or

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  issue common stock or preferred stock or additional stock or other securities or property to holders of our common stock or preferred stock by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement, then the holders of common stock warrants, preferred stock warrants and depositary share warrants, as applicable, will be entitled to receive upon exercise of the warrants, in addition to the securities otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of stock and other securities and property such holders would have been entitled to receive had they held the common stock, preferred stock or depositary shares, as applicable, issuable under the warrants on the dates on which holders of those securities received or became entitled to receive such additional stock and other securities and property.

        Except as stated above, the exercise price and number of securities covered by a common stock warrant, preferred stock warrant and depositary share warrant, and the amounts of other securities or property to be received, if any, upon exercise of those warrants, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.

        Holders of common stock warrants, preferred stock warrants and depositary share warrants may have additional rights under the following circumstances:

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  certain reclassifications, capital reorganizations or changes of the common stock, preferred stock or depositary shares, as applicable;

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  certain share exchanges, mergers, or similar transactions involving us and which result in changes of the common stock, preferred stock or depositary shares, as applicable; or

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  certain sales or dispositions to another entity of all or substantially all of our property and assets.

        If one of the above transactions occurs and holders of our common stock, preferred stock or depositary shares are entitled to receive stock, securities or other property with respect to or in exchange for their securities, the holders of the common stock warrants, preferred stock warrants and depositary share warrants then outstanding, as applicable, will be entitled to receive upon exercise of their warrants the kind and amount of shares of stock and other securities or property that they would have received upon the applicable transaction if they had exercised their warrants immediately before the transaction.

LEGAL OWNERSHIP OF SECURITIES

        We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee or depositary or warrant agent maintain for this purpose as the "holders" of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as "indirect holders" of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

        We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary's book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

        Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

        As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary's book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

        We may terminate global securities or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in "street name." Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

        For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

        Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

        For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations for Indirect Holders

        If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

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  how it handles securities payments and notices;

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  whether it imposes fees or charges;

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  how it would handle a request for the holders' consent, if ever required;

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  whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

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  how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

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  if the securities are global securities, how the depositary's rules and procedures will affect these matters.

Global Securities

        A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

        Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, DTC will be the depositary for all global securities issued under this prospectus.

        A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under "—Special Situations When a Global Security Will Be Terminated." As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

        If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

        As an indirect holder, an investor's rights relating to a global security will be governed by the account rules of the investor's financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

        If securities are issued only as global securities, an investor should be aware of the following:

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  An investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

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  An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

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  An investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

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  An investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

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  The depositary's policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor's interest in the global security. We and any applicable trustee have no responsibility for any aspect of the depositary's actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way;

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  The depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

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  Financial institutions that participate in the depositary's book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When A Global Security Will Be Terminated

        In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders. We have described the rights of holders and street name investors above.

        A global security will terminate when the following special situations occur:

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  if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

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  if we notify any applicable trustee that we wish to terminate that global security; or

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  if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

        The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

        We may sell securities pursuant to this prospectus in or outside the United States (a) through underwriters or dealers, (b) through agents or (c) directly to one or more purchasers, including our existing stockholders in a rights offering. The prospectus supplement relating to any offering of securities will include the following information:

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  the terms of the offering;

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  the names of any underwriters, dealers or agents;

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  the name or names of any managing underwriter or underwriters;

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  the purchase price of the securities from us;

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  the net proceeds to us from the sale of the securities;

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  any delayed delivery arrangements;

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  any underwriting discounts, commissions and other items constituting underwriters' compensation;

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  any initial public offering price;

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  any discounts or concessions allowed or reallowed or paid to dealers; and

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  any commissions paid to agents.

        We may distribute securities from time to time in one or more transactions at a fixed price or prices, which may be changed at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

Sales Through Underwriters or Dealers

        If we use underwriters in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

        During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

        If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale.

Direct Sales and Sales Through Agents

        We may sell the securities directly. In this case, no underwriters or agents would be involved. We may sell securities upon the exercise of rights that we may issue to our security holders. We may also sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities.

        We may sell the securities through agents we designate from time to time. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

Delayed Delivery Contracts

        If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

        We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their business.

        All securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

LEGAL MATTERS

        The validity of the securities being offered hereby will be passed upon by Cooley Godward LLP, Broomfield, Colorado.

EXPERTS

        The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2003 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

        We are required to publicly file certain information with the SEC under the Exchange Act. All of our public filings, including reports, proxy statements, registration statements and other information regarding us, are available to the public through the SEC's "EDGAR" (Electronic Data Gathering, Analysis and Retrieval) System, available on the SEC's website (http://www.sec.gov). You may also read and copy all of our public filings in the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for information on the operation of the Public Reference Room.

        The SEC allows us to incorporate by reference information we file with the SEC, which means that we can disclose information to you by referring you to those documents that contain that information. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, and information that we later file with the SEC will automatically update and supercede the information in this prospectus. We incorporate by reference the documents listed below and any filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement (other than information or reports furnished on Form 8-K under Items 9 and 12):

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  Our annual report on Form 10-K for the year ended December 31, 2003, as amended;

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  All other reports filed by us pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2003*; and

*
Pursuant to General Instruction B(2) and (6) of Form 8-K, information or reports furnished on Form 8-K under Items 9 and 12 are not deemed to be "filed" for the purpose of Section 18 of the Exchange Act, and we are not subject to the liabilities of that section. We are not incorporating and will not incorporate by reference future information or reports furnished under Item 9 and/or Item 12 of Form 8-K into a filing under the Securities Act or the Exchange Act or into this prospectus.

•
The description of our common stock set forth in our registration statement on Form 8-A, filed with the SEC on March 6, 2000.

        All documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering of the securities offered in this prospectus (other than information or reports furnished on Form 8-K under Items 9 and 12) shall be deemed incorporated by reference into this prospectus and to be a part of this prospectus from the respective date of filing such documents.

        As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, other than exhibits to such documents (unless the exhibits are specifically incorporated by reference into this prospectus), at no cost, by writing or calling us at: Allos Therapeutics, Inc., Attention: Chief Executive Officer, 11080 CirclePoint Road, Suite 200, Westminster, Colorado 80020, telephone: (303) 426-6262.

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act covering the securities described in this prospectus. This prospectus does not contain or incorporate by reference all of the information included in the registration statement, some of which is contained in exhibits included with or incorporated by reference into the registration statement. The registration statement, including the exhibits contained or incorporated by reference therein, can be read at the SEC web site or at the SEC office referred to above. Any statement made or incorporated by reference in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed or incorporated by reference any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

        YOU SHOULD RELY ONLY ON THE INFORMATION PROVIDED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH ANY DIFFERENT INFORMATION. YOU MUST NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS PROHIBITED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THE DOCUMENT.